                                                                  CONFORMED COPY








                                  PREMISES USE

                                        &

                                    OCCUPANCY

                                    AGREEMENT



                                     between



                               THE CITY OF SEATTLE

                                       and


                                SSI SPORTS, INC.







                                  March 2, 1994
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                                TABLE OF CONTENTS

Section                                                                     Page
- -------                                                                    -----

I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     A.   "Advertising". . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     B.   "Agreement". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     C.   "Applicable Taxes" . . . . . . . . . . . . . . . . . . . . . . . . . 2
     D.   "Approval" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     E.   "Basketball and Other Novelties" . . . . . . . . . . . . . . . . . . 3
     F.   "City" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     G.   "Club Seats" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     H.   "Coliseum" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     I.   "Coliseum Redevelopment Project" . . . . . . . . . . . . . . . . . . 3
     J.   "Commissioner" . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     K.   "Courtside Club" . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     L.   "Current Facility" . . . . . . . . . . . . . . . . . . . . . . . . . 4
     M.   "Day of Game". . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     N.   "Food" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     O.   "Function Rooms" . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     P.   "Home Game". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Q.   "NBA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     R.   "Parking Garage" . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     S.   "Practice Facility". . . . . . . . . . . . . . . . . . . . . . . . . 4
     T.   "Premises" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     U.   "Premium Seats". . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     V.   "Premium Seat Marketing Agreement" . . . . . . . . . . . . . . . . . 5
     W.   "Project Architect". . . . . . . . . . . . . . . . . . . . . . . . . 5
     X.   "Seats". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Y.   "Seattle Center Director". . . . . . . . . . . . . . . . . . . . . . 5
     Z.   "South Coliseum Parking Lot" . . . . . . . . . . . . . . . . . . . . 5
     AA.  "SS1". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     AB.  "SS1 Box Office Facility". . . . . . . . . . . . . . . . . . . . . . 5
     AC.  "SS1 Retail Facility". . . . . . . . . . . . . . . . . . . . . . . . 5
     AD.  "SS1 Suite". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     AE.  "SuperSonics". . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     AF.  "Supplemental Parking Spaces". . . . . . . . . . . . . . . . . . . . 6
     AG.  "Term" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     AH.  "Ticket Sales Proceeds". . . . . . . . . . . . . . . . . . . . . . . 6
     AI.  "Unlimited Use Facilities" . . . . . . . . . . . . . . . . . . . . . 6
     AJ.  "Use Commencement Date". . . . . . . . . . . . . . . . . . . . . . . 6

II.  TERM; USE PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

III. TERMINATION OF CURRENT AGREEMENT PROVIDING
     SEATTLE CENTER SPACE FOR SUPERSONICS HOME
     GAMES USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

IV.  COLISEUM DESIGN AND CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . 7
     A.   Necessity for Coordination and Communications
          Between the Parties. . . . . . . . . . . . . . . . . . . . . . . . . 7
     B.   SSI Access to Information. . . . . . . . . . . . . . . . . . . . . . 7
          1.   Designation of "SSI Representative" . . . . . . . . . . . . . . 7
          2.   City Communication With SSI Representative. . . . . . . . . . . 7
     C.   Liaison Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     D.   SSI Review of Design, Plans, Specifications and
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          Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     E.   Change Orders Permitted at Project Manager's
          Discretion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     F.   Emergency Decisions. . . . . . . . . . . . . . . . . . . . . . . . . 9
     G.   Design Changes Initiated by SSI. . . . . . . . . . . . . . . . . . . 9
     H.   No Facility Design or Construction Change Without
          Mutual Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          1.   Changes After Execution of Construction
               Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          2.   Changes After Completion of Project . . . . . . . . . . . . .  10
     I.   Deviations from Approved Design and Report for
          Not Approved Design or Construction Elements . . . . . . . . . . . .10
     J.   Acknowledgement of SSI Involvement and
          Approval of Decision-Making. . . . . . . . . . . . . . . . . . . . .10

V.   COLISEUM PLANNING & CONSTRUCTION SCHEDULE;
     SSI OPPORTUNITIES TO VOID AGREEMENT . . . . . . . . . . . . . . . . . . .11
     A.   Importance to SSI & City of Timely Coliseum
          Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     B.   Special Conditions for Expedited City
          Financing of Coliseum Redevelopment Project. . . . . . . . . . . . .11
          1.   Third-party Commitments . . . . . . . . . . . . . . . . . . . .11
          2.   SSI Guarantee . . . . . . . . . . . . . . . . . . . . . . . . .11
          3.   Combined Third-party Commitments &
               SSI Guarantee . . . . . . . . . . . . . . . . . . . . . . . . .12
     C.   Effect of Extension to SSI of Time to
          Market Suites, Club Seats, and Title
          Sponsorship on Coliseum Construction
          Commencement and Completion Dates. . . . . . . . . . . . . . . . . .12
     D.   Conditions Allowing SSI Nullification of
          This Agreement Prior to July 1, 1994 . . . . . . . . . . . . . . . .12
          1.   For Failure To Demolish Current Facility. . . . . . . . . . . .13
          2.   For Failure to Grant Approval Regarding
               Practice Facility Design or Specifications. . . . . . . . . . .13
     E.   Condition Allowing SSI Nullification of
          This Agreement Prior to September 1, 1994. . . . . . . . . . . . . .13
     F.   Damages for Untimely Completion of Project . . . . . . . . . . . . .13
          1.   Construction Contract Requirements. . . . . . . . . . . . . . .13
          2.   SSI's Share of City's Damages from
               Contractor. . . . . . . . . . . . . . . . . . . . . . . . . . .13
          3.   SSI's Damages Share Are Additional Rights . . . . . . . . . . .14

VI.  SCHEDULING OF HOME GAMES INTO SEATTLE
     CENTER COLISEUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     A.   City's Reserved Advanced Regular Season. . . . . . . . . . . . . . .14
     B.   SSI's Selection of Regular Season and
          Preseason Game Dates . . . . . . . . . . . . . . . . . . . . . . . .14
          1.   SSI's Initial Selection of Dates. . . . . . . . . . . . . . . .14
          2.   SSI's Release of Dates Not Selected by NBA. . . . . . . . . . .15
     C.   SSI's Selection of Additional Event Dates. . . . . . . . . . . . . .15
     D.   Playoff Game Date Selection. . . . . . . . . . . . . . . . . . . . .15
     E.   SSI's Priority for Coliseum Use; SSI Relief
          For City's Failure to Make Coliseum Available. . . . . . . . . . . .15

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VII. PREMISES LICENSED FOR USE AND OCCUPANCY BY SSI. . . . . . . . . . . . . .16
     A.   Unlimited Use Facilities . . . . . . . . . . . . . . . . . . . . . .16
     B.   Basketball Court and Related Areas, and
          Fixtures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
          1.   Facilities for Use on Any Day of Game . . . . . . . . . . . . .17
          2.   Facilities for Use on Other Than a Day of Game. . . . . . . . .17
     C.   Parking Areas and Spaces . . . . . . . . . . . . . . . . . . . . . .17
          1.   Day of Game Parking . . . . . . . . . . . . . . . . . . . . . .17
          2.   Parking on Other Than Day of Game . . . . . . . . . . . . . . .17
     D.   Ticket Sales Facilities. . . . . . . . . . . . . . . . . . . . . . .17
     E.   Restrictions on City's Right to Use or
          Authorize Use of the Coliseum. . . . . . . . . . . . . . . . . . . .18
     F.   SSI First Right to Use & Occupy Coliseum for Other
          Franchised Professional Sports Activities. . . . . . . . . . . . . .18
     G.   No Use of Common Areas . . . . . . . . . . . . . . . . . . . . . . .18

VIII.  SSI PAYMENTS TO THE CITY. . . . . . . . . . . . . . . . . . . . . . . .19
     A.   Payments Due . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
          1.   Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
          2.   Additional Rent . . . . . . . . . . . . . . . . . . . . . . . .20
          3.   Service Charges . . . . . . . . . . . . . . . . . . . . . . . .20
     B.   Delinquencies. . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     C.   Books and Records; Audit . . . . . . . . . . . . . . . . . . . . . .23
          1.   SSI's Record-keeping Obligation . . . . . . . . . . . . . . . .23
          2.   City's Recordkeeping Obligation . . . . . . . . . . . . . . . .24
          3.   Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     D.   Time Limitation on Assertion of Claim for Payment. . . . . . . . . .25

IX.  UTILITY, PERSONNEL, AND OTHER SERVICES AND
     RESPONSIBILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     A.   General Utilities. . . . . . . . . . . . . . . . . . . . . . . . . .25
          1.   City Responsibilities . . . . . . . . . . . . . . . . . . . . .25
          2.   SSI Responsibilities. . . . . . . . . . . . . . . . . . . . . .26
     B.   First Aid Facility . . . . . . . . . . . . . . . . . . . . . . . . .26
     C.   Public Address Facilities. . . . . . . . . . . . . . . . . . . . . .26
     D.   Scoreboard and Time Clock Facilities . . . . . . . . . . . . . . . .26
          1.   Provision and Installation of Equipment . . . . . . . . . . . .26
          2.   Set-up Responsibilities . . . . . . . . . . . . . . . . . . . .27
          3.   Equipment Use . . . . . . . . . . . . . . . . . . . . . . . . .27
     E.   Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
          1.   City-provided personnel . . . . . . . . . . . . . . . . . . . .27
          2.   Time for Commencement of Work . . . . . . . . . . . . . . . . .28
          3.   SSI's Required Personnel. . . . . . . . . . . . . . . . . . . .28
          4.   Seattle Police Department Personnel . . . . . . . . . . . . . .29
          5.   Joint Development of Personnel Performance
               Standards . . . . . . . . . . . . . . . . . . . . . . . . . . .29

X.   MAINTENANCE AND CARE RESPONSIBILITIES . . . . . . . . . . . . . . . . . .29
     A.   General City Responsibilities. . . . . . . . . . . . . . . . . . . .29
     B.   City Obligation to Annually Reserve Funds
          for Repairs. . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     C.   City Obligation to Perform General Renovation
          of Coliseum in 2003. . . . . . . . . . . . . . . . . . . . . . . . .29
     D.   SSI Remedy for City's Failure to Perform

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          Maintenance or Repairs . . . . . . . . . . . . . . . . . . . . . . .30
     E.   SSI's Repair, Maintenance and Care Responsibilities. . . . . . . . .30
     F.   SSI Maintenance and Repair of SSI-Provided or
          -Installed Equipment . . . . . . . . . . . . . . . . . . . . . . . .31
     G.   City Remedy for SSI's Failure to Perform
          Maintenance or Repairs . . . . . . . . . . . . . . . . . . . . . . .31
     H.   SSI Assistance with City Recycling Efforts . . . . . . . . . . . . .31

XI.  CITY'S SUPERVISION AND CONTROL OF SEATTLE
     CENTER BUILDINGS AND GROUNDS AND ACTIVITIES . . . . . . . . . . . . . . .31
     A.   General City Rights. . . . . . . . . . . . . . . . . . . . . . . . .31
          1.   Appearance, Size & Location of Seattle
               Center. . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
          2.   Traffic Regulation. . . . . . . . . . . . . . . . . . . . . . .31
          3.   Admission Charges . . . . . . . . . . . . . . . . . . . . . . .32
          4.   Rules & Regulation Promulgation . . . . . . . . . . . . . . . .32
          5.   Days & Hours For Operations . . . . . . . . . . . . . . . . . .32
          6.   Size, Number, Type & Identity of Concession
               Operations. . . . . . . . . . . . . . . . . . . . . . . . . . .32
     B.   SSI Principal User . . . . . . . . . . . . . . . . . . . . . . . . .32
     C.   Supervision and Control of Coliseum. . . . . . . . . . . . . . . . .32

XII. SSI EXCLUSIVE RIGHTS REGARDING THE SALE OF FOOD,
     BASKETBALL AND OTHER NOVELTIES, ADVERTISING, VIDEO
     PRODUCTION AND BROADCAST RIGHTS . . . . . . . . . . . . . . . . . . . . .32
     A.   Exclusive Food Sales & Service Right . . . . . . . . . . . . . . . .32
     B.   Exclusive Novelties Concession Sales and
          Rental Right . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     C.   Exclusive Advertising Display Service Right. . . . . . . . . . . . .33
          1.   Advertising Display's Focus . . . . . . . . . . . . . . . . . .33
          2.   Advertisers' Obligation to Respect Family
               Orientation of Seattle Center . . . . . . . . . . . . . . . . .33
          3.   Prohibition Against Any Advertising
               Display for a Tobacco Product or Certain
               Alcoholic Beverages . . . . . . . . . . . . . . . . . . . . . .34
          4.   Advertising Display Opportunities Available
               for Hockey Franchise Acting as "Host Team"
               in Coliseum . . . . . . . . . . . . . . . . . . . . . . . . . .34
          5.   City's Right to Temporarily Interrupt,
               Without Compensation to  SSI, Certain
               Advertising Displays Due to Conflict with
               Theatrical Performance or User's Policies
               or Religious Tenet. . . . . . . . . . . . . . . . . . . . . . .34
          6.   City's Right to Temporarily Interrupt
               Advertising Displays Upon Payment of
               Compensation to SSI . . . . . . . . . . . . . . . . . . . . . .35
          7.   City's Right to Allow Temporary Advertising
               Displays. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
          8.   City Notice to SSI of Need for Advertising
               Display Interruption; SSI's Implementation
               of City Notice. . . . . . . . . . . . . . . . . . . . . . . . .35
          9.   City's Right to Scoreboard Message Center
               Announcements at Home Game. . . . . . . . . . . . . . . . . . .36
          10.  Advertising Displays Constitute Improvements;

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               Standards for Construction and Attractiveness . . . . . . . . .36
          11.  Title Sponsorship Identification. . . . . . . . . . . . . . . .36

XIII.  EXCLUSIVE VIDEO PRODUCTION, BROADCAST &
       CABLECAST TRANSMISSION RIGHTS . . . . . . . . . . . . . . . . . . . . .37

XIV. TICKET ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . .37
     A.   SSI Responsibilities . . . . . . . . . . . . . . . . . . . . . . . .37
     B.   Complimentary Tickets. . . . . . . . . . . . . . . . . . . . . . . .37

XV.  INDEMNIFICATION; INSURANCE. . . . . . . . . . . . . . . . . . . . . . . .37
     A.   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .37
          1.   SSI to Indemnify City . . . . . . . . . . . . . . . . . . . . .37
          2.   City to Indemnify SSI . . . . . . . . . . . . . . . . . . . . .38
          3.   Indemnification Regarding Any Alteration,
               Addition, or Improvement. . . . . . . . . . . . . . . . . . . .38
     B.   SSI's Liability Insurance. . . . . . . . . . . . . . . . . . . . . .38
          1.   Liability Limits. . . . . . . . . . . . . . . . . . . . . . . .38
          2.   Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . . .39
          3.   Authorized Carriers . . . . . . . . . . . . . . . . . . . . . .39
          4.   Naming of City as Additional Insured. . . . . . . . . . . . . .39
     C.   Evidence of Insurance. . . . . . . . . . . . . . . . . . . . . . . .40
     D.   Assumption of Risk . . . . . . . . . . . . . . . . . . . . . . . . .40
     E.   Adjustments of Claims. . . . . . . . . . . . . . . . . . . . . . . .40
     F.   Remedies upon Failure to Insure. . . . . . . . . . . . . . . . . . .40
     G.   Mutual Release and Waiver. . . . . . . . . . . . . . . . . . . . . .41

XVI. COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     A.   Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     B.   Nondiscrimination in Employment. . . . . . . . . . . . . . . . . . .41
     C.   Women's and Minority Business Enterprise
          Utilization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
          1.   Incorporation of Seattle Municipal Code
               Ch. 20.46 . . . . . . . . . . . . . . . . . . . . . . . . . . .42
          2.   SSI's WMBE Obligations. . . . . . . . . . . . . . . . . . . . .42
          3.   Noncompliance with SMC Ch. 20.46
               Constitutes Material Breach . . . . . . . . . . . . . . . . . .43
     D.   Attendance and Safety Standards. . . . . . . . . . . . . . . . . . .43
     E.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     F.   Environmental Standards. . . . . . . . . . . . . . . . . . . . . . .43
          1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .43
          2.   City Representations & Warranties . . . . . . . . . . . . . . .44
          3.   SSI's General Obligations . . . . . . . . . . . . . . . . . . .44
          4.   SSI's Obligations Upon Violation of
               Conditions; City's Rights Upon SSI Violation. . . . . . . . . .44
          5.   Environmental Inspections & Testing . . . . . . . . . . . . . .45
          6.   SSI's Removal of Hazardous Substances . . . . . . . . . . . . .45
          7.   SSI's Reimbursement of City Costs . . . . . . . . . . . . . . .45
          8.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . .45

XVII. CITY'S ACCESS TO PREMISES; INSPECTION, REPAIR,
      AND IMPROVEMENT OF PREMISES. . . . . . . . . . . . . . . . . . . . . . .46
     A.   Access to Premises . . . . . . . . . . . . . . . . . . . . . . . . .46
     B.   Permitted Interference With Either Party's

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          Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
     C.   Retention and Use of Keys to Premises. . . . . . . . . . . . . . . .46

XVIII. NO NUISANCES OR OBJECTIONABLE ACTIVITY. . . . . . . . . . . . . . . . .47

XIX. SUBCONTRACTING AND TRANSFER OF OWNERSHIP. . . . . . . . . . . . . . . . .47
     A.   Subcontracting . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     B.   Transfer Of Ownership Interest . . . . . . . . . . . . . . . . . . .47
          1.   SSI's Delivery of Instrument of
               Assumption and Agreement. . . . . . . . . . . . . . . . . . . .47
          2.   Release of SSI Upon Total Assumption
               of SSI's Obligations by Other Party . . . . . . . . . . . . . .47
          3.   Joint & Several Liability of SSI and
               Other Party Where SSI's Obligations
               Are Not Totally Assumed . . . . . . . . . . . . . . . . . . . .47

XX.  RELATIONSHIP WITH NBA . . . . . . . . . . . . . . . . . . . . . . . . . .48
     A.   Warranty and Special Covenant. . . . . . . . . . . . . . . . . . . .48
          1.   SSI's Ownership of Valid NBA Franchise. . . . . . . . . . . . .48
          2.   No NBA Prohibition or Limitation on
               SSI's Ability to Execute or Carry Out
               Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .48
          3.   NBA Commissioner Has Approved Agreement . . . . . . . . . . . .48
     B.   SSI Subject to NBA Rules and Regulations . . . . . . . . . . . . . .48

XXI. IMPROVEMENTS, ADDITIONS, AND ALTERATIONS. . . . . . . . . . . . . . . . .48
     A.   Prior Approval of Plans and Specifications
          Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     B.   No Representation or Liability Created by
          Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     C.   Work Inconsistent with Approved Plans and
          Specifications . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     D.   Extra Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     E.   Improvements, Additions, and Alterations
          Become City Property . . . . . . . . . . . . . . . . . . . . . . . .49
     F.   Improvements, Additions & Alterations At
          SSI Expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
     G.   Construction Bond. . . . . . . . . . . . . . . . . . . . . . . . . .50
     H.   Construction Liability Insurance . . . . . . . . . . . . . . . . . .50
     I.   Delivery of "As-Built" Drawings. . . . . . . . . . . . . . . . . . .50
     J.   Testing of Premises. . . . . . . . . . . . . . . . . . . . . . . . .51

XXII. DAMAGE AND DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . .51
     A.   Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     B.   City Notice of Intentions Regarding
          Rebuilding of Coliseum . . . . . . . . . . . . . . . . . . . . . . .51
          1.   Circumstances Under Which City
               Obligated to Repair & Restore Coliseum
               After Occurrence. . . . . . . . . . . . . . . . . . . . . . . .51
          2.   City Notice of Intent to Restore &
               Repair Coliseum After Occurrence. . . . . . . . . . . . . . . .52
     C.   SSI Remedies During City Repair and
          Restoration of Coliseum. . . . . . . . . . . . . . . . . . . . . . .52
     D.   No Liability for Termination . . . . . . . . . . . . . . . . . . . .53

XXIII. SUSPENSION OF OBLIGATIONS (FORCE MAJEURE) . . . . . . . . . . . . . . .53
XXIV.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
XXV.   ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     A.   Disputes To Be Resolved Through Arbitration. . . . . . . . . . . . .54
     B.   Limitations on Arbitration Scope . . . . . . . . . . . . . . . . . .54
     C.   Notice of Demand for Arbitration . . . . . . . . . . . . . . . . . .55
     D.   Limitation on Judicial Relief. . . . . . . . . . . . . . . . . . . .55

XXVI. DEFAULT AND REMEDIES THEREFOR. . . . . . . . . . . . . . . . . . . . . .55
     A.   Act of Default and Breach by the Parties . . . . . . . . . . . . . .55
          1.   SSI's Failure to Insure . . . . . . . . . . . . . . . . . . . .55
          2.   SSI's Abandonment of Premises . . . . . . . . . . . . . . . . .55
          3.   SSI's Nonremittance of Amounts Due City . . . . . . . . . . . .55
          4.   City's Failure to Maintain Premises . . . . . . . . . . . . . .55
          5.   Violation of Other Provisions of Agreement. . . . . . . . . . .55
     B.   Notice to Cure . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     C.   Rights Upon Default and Breach . . . . . . . . . . . . . . . . . . .56
          1.   City Rights Upon SSI Default & Breach . . . . . . . . . . . . .56
          2.   SSI Rights Upon City Default & Breach . . . . . . . . . . . . .56
     D.   Termination by Court Decree. . . . . . . . . . . . . . . . . . . . .56

XXVII. SURRENDER OF PREMISES; HOLDING OVER . . . . . . . . . . . . . . . . . .57
     A.   Surrender and Delivery . . . . . . . . . . . . . . . . . . . . . . .57
     B.   Removal of SSI's Property. . . . . . . . . . . . . . . . . . . . . .57
     C.   Storage of SSI's Property. . . . . . . . . . . . . . . . . . . . . .57
     D.   Holdover Use and Occupancy of Premises . . . . . . . . . . . . . . .57
     E.   No Claims for Removal. . . . . . . . . . . . . . . . . . . . . . . .57

XXVII. MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .58
     A.   City Warranty of Title and Authority . . . . . . . . . . . . . . . .58
     B.   Use of Language. . . . . . . . . . . . . . . . . . . . . . . . . . .58
     C.   Caption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
     D.   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
     E.   Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . . .58
     F.   Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . .58
     G.   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
     H.   Limited Effect of Approval by
          Seattle Center Director. . . . . . . . . . . . . . . . . . . . . . .59
     I.   No Relationship. . . . . . . . . . . . . . . . . . . . . . . . . . .59
     J.   Powers of the City . . . . . . . . . . . . . . . . . . . . . . . . .59
     K.   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . .59
     L.   Enforcement of this Agreement. . . . . . . . . . . . . . . . . . . .59
     M.   Invalidity of Particular Provisions. . . . . . . . . . . . . . . . .59
     N.   Costs of Suit and Attorneys' Fees. . . . . . . . . . . . . . . . . .59
     O.   Applicable Law; Venue. . . . . . . . . . . . . . . . . . . . . . . .59
     P.   Previous Agreements Superseded . . . . . . . . . . . . . . . . . . .59
     Q.   Construction of Agreement. . . . . . . . . . . . . . . . . . . . . .60
     R.   Incorporation of Exhibits; Entire Agreement. . . . . . . . . . . . .60

                       PREMISES USE & OCCUPANCY AGREEMENT


     THIS AGREEMENT is entered into by and between THE CITY OF SEATTLE (hereinafter "the City"), a municipal corporation of the State of Washington, and SSI SPORTS, INC. (hereinafter "SSI"), a corporation organized and existing under the laws of the State of Washington.

                                    RECITALS

     WHEREAS, SSI is the owner and operator of the "SuperSonics" as defined herein; and

     WHEREAS, the City is the owner and operator of the Current Facility; and

     WHEREAS, the Current Facility is a thirty year old structure that can no longer provide the SuperSonics with a playing venue that is either structurally or economically comparable to the sites in which other NBA teams play; and

     WHEREAS, it is not economically feasible for the SuperSonics to continue playing professional basketball games in the Current Facility after the end of the 1993-94 NBA championship playoffs; and

     WHEREAS, the City desires to construct a new, state of the art professional basketball playing facility in order to enhance the City but cannot do so without a long-term, principal user; and

     WHEREAS, in order to induce SSI to become the principal user of a new playing facility on a long-term basis in lieu of having the SuperSonics play in an alternative venue, and to maintain the SuperSonics NBA franchise in Seattle, the City will construct a new Seattle Center Coliseum to replace the Current Facility; and

     WHEREAS, the City and SSI desire to enter into an agreement specifying the terms and conditions under which SSI will use a new Seattle Center Coliseum and certain other facilities at Seattle Center on a long-term basis for the playing of professional basketball by the SuperSonics; and

     WHEREAS, the City and SSI intend to refine their new Seattle Center Coliseum use and occupancy agreement by continuing, after the execution of this Agreement, to negotiate and reach agreement regarding the terms and conditions under which SSI shall conduct and engage in, directly or indirectly through one or more third parties with which SSI may subcontract to engage in and conduct food and beverage concession sales and novelties concession sales in and from such new Coliseum, which agreements shall become the Food and Beverage Service Agreement and Novelties Concession

Agreement the parties have intended to attach and incorporate into this Agreement as Exhibits "H" and "I," respectively; and

     WHEREAS, the City and SSI intend to further refine their new Seattle Center Coliseum use and occupancy agreement by also continuing, after the execution of this Agreement, to negotiate and possibly reach agreement regarding the terms and conditions under which SSI may be permitted to conduct and engage in, directly or indirectly through one or more third parties with which SSI may subcontract to conduct and engage in, the operation of a full-service restaurant in and from a proposed SSI restaurant facility on that portion of Lots 7 and 8, Block 31, D. T. Denny's Plan of North Seattle (or "North Seattle Addition"), as recorded in Vol. 2 of Plats, Page 77, Records of King County, Washington, that is currently occupied by the West half of the structure commonly known as the "NASA Building" located on such site, together with such structure and any other building that SSI, with the Approval of the Seattle Center Director, subsequently erects on such site for the operation of such sit-down service restaurant;

NOW, THEREFORE,

     IN CONSIDERATION of the mutual promises, covenants, agreements, and performances described herein, the parties hereto agree as follows:

          I.   DEFINITIONS

               All words in this Agreement bearing initial capitals, other than proper nouns, section headings or words required to be capitalized for proper usage, are defined terms and shall have the meanings specifically assigned to them in this section.

               As used in this Agreement, the following terms and words are hereby defined as follows:

          A. "Advertising" means any printed or verbal announcement or display of any kind intended to promote, directly or indirectly, the sale or rental of a service, an admission ticket to an event, an interest in a product, commodity or other form of property, or the expression of any other commercial or noncommercial message other than directional, health or safety messages.

          B. "Agreement" means this Agreement, as from time to time amended in accordance with the terms hereof, including the license to use the Coliseum for Home Games.

          C. "Applicable Taxes" means all taxes and governmentally imposed assessments upon the charging of a fee for admission to any Home Game or upon the exercise of any right granted by this Agreement.

          D. "Approval" means the prior written consent of a party hereto or a designated representative thereof.

          E. "Basketball and Other Novelties" means any general merchandise, goods, wares, and publications including without limitation those bearing the symbol, mark or name of the NBA, the SuperSonics, or any other NBA team, as well as all other general merchandise or items without limitation, except Food, offered for sale in the Coliseum at Home Games.

          F.   "City" means The City of Seattle.

          G. "Club Seats" means the no more than 1,100 Seats within the Coliseum, that are reserved on any Day of Game for holders of "Club" admission tickets, as marked on the attached Exhibit "A" or as revised by SSI by a notice to the Seattle Center Director transmitting a revised exhibit.

          H. "Coliseum" means the enclosed sports facility with not less than 17,200 seats to be located on the following property, as more fully depicted on Exhibit "B":

                                                  As Recorded In Records of
 Block(s)      Plat                               King County, Washington

      31       Supplemental Plat of               Vol. 3 of Plats, Page 80
               D.T. Denny's Plan of
               N. Seattle, EXCEPT the
               West 93.06 feet of
               Lots 9 & 10 thereof.

32 & 35        D.T. Denny's Home                  Vol. 3 of Plats, Page 115
               Addition to Seattle

     36        D.T. Denny's Third                 Vol. 1 of Plats, Page 145
               Addition to Seattle

and renovated as contemplated by the parties herein, together with all equipment, fixtures, and other appurtenances incorporated therein pursuant to this Agreement.

          I. "Coliseum Redevelopment Project" means all work of any kind or nature associated with the demolition of the Current Facility; the construction of those portions of the Coliseum that are to be completed by the City pursuant to this Agreement, rather than by SSI or any of its subcontractors, concessionaires, or any other entity; and the City's modification, in any respect, of any other City property that is required in connection with any such work, including but not limited to City utility lines serving the Coliseum, the SSI Retail Facility, and Practice Facility.

          J. "Commissioner" means the party designated by the NBA as the principal officer of the NBA.

          K. "Courtside Club" means approximately 500 seats within the "Courtside Club Area" of the Coliseum designated on the attached Exhibit "A" that are reserved on any Day of Game for holders of "Courtside" admission tickets.

          L. "Current Facility" means the structure that the SuperSonics currently use for the playing of professional basketball games in Seattle, Washington.

          M. "Day of Game" means the portion of the calendar day on which a Home Game is scheduled to be played in the Coliseum commencing at 9:00 AM and ending at 12:00 midnight of that day, unless otherwise specifically provided in this Agreement.

          N. "Food" means any item of food or drink, without limitation except for water made available from public drinking fountains or sinks, that is sold, given without charge, or in any other manner dispensed in or from the Coliseum.

          O. "Function Rooms" means and includes the Guest Lounge together with its adjacent restroom, coat closet and vestibule, and the areas on the Lower Concourse Level of the Coliseum designated as "shell space" on the attached Exhibit "C".

          P. "Home Game" means l) any pre-season, regular season, conference playoff, or championship playoff professional basketball game played pursuant to a schedule established by the NBA in which the host team is the SuperSonics except for up to four (4) of such games that the NBA determines shall not be played in Seattle, such as a demonstration game scheduled by the NBA to be played in a city without an NBA franchise or in a foreign country, and 2) five additional events for which no admission is charged, or where an admission charge (less Applicable Taxes) is donated to a nonprofit charitable organization.

          Q. "NBA" means the National Basketball Association and its successors, assigns or designees or the professional basketball league or organization of which SSI is a member.

          R. "Parking Garage" means a multi-deck parking facility at Warren Avenue and Thomas Street having the maximum number of parking spaces allowable under applicable law, ordinance and regulation, a portion of which facility is made available for use and occupancy by SSI as provided in Subsection VII. C of this Agreement.

          S. "Practice Facility" means the site depicted on the attached Exhibit "D" and made available to SSI pursuant to the Ground Lease Agreement attached hereto as Exhibit "E," providing for the construction and use of a building thereon for the practicing of basketball and the installation or erection of signage as allowed by law.

          T. "Premises" means the areas identified in Subsections VII.A-D, hereof, and made available to SSI for use and occupancy pursuant to this Agreement.

          U. "Premium Seats" means those seats located in areas designated as Suites, the Courtside Club, and Club Seat areas of the Coliseum.

          V. Premium Seat Marketing Agreement" means the March 22, 1993 "Premium Seat Tickets, Title Sponsorship and Marquee Changeable Copy Sign Marketing Agreement" executed by the parties, as amended.

          W. "Project Architect" means NBBJ, the professional architectural firm of that name in Seattle, Washington, or such other architect(s) or architectural firm(s) as may be designated by the Seattle Center Director as the principal architect for work on the Coliseum Redevelopment Project.

          X. "Seats" means any seats in the Coliseum from which professional basketball events may be viewed.

          Y. "Seattle Center Director" means the Director of the City's Seattle Center Department or such official's designee.

          Z. "South Coliseum Parking Lot" means the passenger vehicle parking stalls on the south side of the Coliseum in the area depicted on the attached Exhibit "B."

          AA. "SSI" means SSI Sports, Inc., the corporation owning and operating the Seattle NBA franchise, and its successor(s), assigns, or designees.

          AB. "SSI Box Office Facility" means the office space (if any) on the west side of the Coliseum that has been designed for ticket sales administration purposes and one ticket booth immediately contiguous to such office space.

          AC. "SSI Retail Facility" means the approximately 5,000 square feet of street-level space plus such additional basement space as shall be designated by the Seattle Center Director in the West Court Building located on the West
93.06 feet of Lots 9 and 10, and the South 45.08 feet of the West 93.06 feet of Lot 11, Block 31, D. T. Denny's Plan of North Seattle (or "North Seattle Addition"), as recorded in Vol. 2 of Plats, Page 77, Records of King County, Washington, as depicted on the attached Exhibit "F" made available to SSI hereunder for the development of a retail sales business.

          AD. "SSI Suite" means the center court luxury suite in the Coliseum that is directly opposite the basketball scorers' table location.

          AE. "SuperSonics" means the NBA professional basketball team owned and operated by SSI, and its successors, transferees or assignees.

          AF. "Supplemental Parking Spaces" means the number of parking spaces outside the Parking Garage that are necessary to park the vehicles of Courtside Club ticket holders, Club Seat ticket holders, members of the press, SuperSonics sponsors, and SuperSonics employees for any Home Game that cannot be accommodated in the Parking Garage, which spaces shall include spaces in Seattle Center's "Lot 4" and any parking lot developed at the site of the High School Memorial Stadium on property owned, leased, or otherwise under the control of the City.

          AG.  "Term" means the Term of this Agreement as set forth in Article
11.

          AH. "Ticket Sales Proceeds" means the gross revenue derived from the sale of tickets for a Home Game plus the value of all "complimentary" tickets provided or exchanged for any goods or service less applicable admission taxes.

          AI. "Unlimited Use Facilities" means the SSI Retail Facility, SSI Box Office Facility, the Practice Facility, and the following areas in the Coliseum: the approximately 6,000 square feet of space designated as the Home Team Dressing Room, the Training Room, SSI storage facilities, and SSI Suite, as depicted on the attached Exhibit "G-1."

          AJ. "Use Commencement Date" means the date when SSI may legally commence its use, enjoyment, and occupancy of the Coliseum as documented by the City's issuance of a Certificate of Occupancy for the Coliseum.


     II.  TERM; USE PERIOD

          The Term of this Agreement shall commence on the date it is executed by an authorized representative of each of the parties hereto. SSI's use and occupancy rights to the Premises shall commence on the Use Commencement Date. SSI's use and occupancy rights with respect to the Premises and the Term of this Agreement shall end on September 30, 2010, unless terminated earlier pursuant to the provisions hereof.

          Subject to the provisions of this Agreement, SSI shall schedule and ensure that the SuperSonics play all Home Games other than pre-season games exclusively in the Coliseum after the Use Commencement Date.

     III. TERMINATION OF CURRENT AGREEMENT PROVIDING SEATTLE
          CENTER SPACE FOR SUPERSONICS HOME GAMES USE

          Notwithstanding anything to the contrary in the agreement executed on or about July 19, 1983, between the City and SSI's predecessor in interest, the Seattle SuperSonics Corporation, regarding use of the Current Facility, and the seven amendments to that agreement, such agreement shall terminate as of August 1, 1994, and SSI and the City shall have no further obligations to each other under that amended agreement except as to any unresolved liabilities that may have arisen during the period that agreement was in effect, including but not limited to, any sums due and owing to the City as a consequence of SSI's use of the Current Facility during the SuperSonics' 1993-94 season including conference and championship games and the provision of City services in connection with such use. This Article shall supersede any other provision of this Agreement to the contrary and shall be applicable in the event this Agreement becomes null and void or unenforceable for any reason.

     IV.  COLISEUM DESIGN AND CONSTRUCTION

          A. Necessity for Coordination and Communications Between the Parties. The City and SSI acknowledge and agree that the development and preparation of documents required for the City's Invitation To Bid on the Coliseum Redevelopment Project and for the issuance of permits relating to such work, are all complex and time-consuming tasks requiring close cooperation by SSI. Such cooperation requires, in particular, the City communicating to SSI any request for a decision by SSI in a timely manner that will permit SSI reasonable opportunity to respond, as set forth herein, and SSI's communicating to the City and the Project Architect, SSI's final decisions about aspects of such City work that are desired, needed, and required by SSI, including but not limited to comments and Approvals with respect to detailed plans and specifications for such work.

          B.   SSI Access to Information.

               1. Designation of "SSI Representative": SSI shall designate a single individual (the "SSI Representative") who shall be responsible for SSI involvement with, and SSI's responses and Approval regarding the design and construction of the Coliseum Redevelopment Project. SSI may change the SSI Representative upon written notice to the City.

               2. City Communication With SSI Representative: The City shall direct all requests for SSI action and Approval regarding Coliseum Redevelopment Project design and construction issues to the SSI Representative and cause the SSI Representative to receive a copy of all architectural and design plans and specifications for all construction elements and materials of the Coliseum Redevelopment Project that are received by the Seattle Center Director.

          C. Liaison Meetings. After consultation with the SSI Representative and the Director, the Project Manager shall schedule Coliseum Redevelopment Project liaison meetings to be held not less frequently than bi-weekly, for discussions between the Project Manager, the SSI Representative and, as required depending on the state of the Coliseum Redevelopment Project, the Project Architect and/or the Construction Manager (if any). Upon the Project Manager's receipt of a request by SSI, or at such additional times as the Project Manager deems necessary, the Project Manager shall invite and schedule, as desired, the Project Architect, Construction Contractor's representative(s) and Coliseum Redevelopment Project consultant(s) to attend any such meeting(s) to facilitate continuing discussions and information gathering by the parties hereto regarding the Coliseum Redevelopment Project. A party may also invite to any such meeting any other person but the expense (if any) of such other person's attendance and participation shall not constitute an expense of the Coliseum Redevelopment Project unless the same is authorized by the Project Manager. The SSI Representative's receipt of notice of, or participation in, any such meeting shall not constitute, by itself, SSI Approval of any matter discussed during such meeting.

          D.   SSI Review of Design, Plans, Specifications and Construction.
The Project Manager shall ensure that the SSI Representative is provided the opportunity to become actively involved and to serve as an equal participant with the City in on-going decision-making with respect to the design and construction of the Coliseum Redevelopment Project, whether such decision-making occurs during the Design phase or the construction phase of the Project. In this connection, and in recognition that the Coliseum Redevelopment Project is being designed and built primarily for SSI's use and must meet SSI's needs, the Project Manager shall ensure that in the bi-weekly liaison meetings and otherwise, as necessary, until completion of construction, the SSI Representative is provided a reasonable opportunity to review and comment on all design features of the Coliseum Redevelopment Project affecting the playing or viewing of professional basketball or such rights or obligations as SSI may have pursuant to this Agreement, including but not limited to specific Coliseum designs, plans, and specifications and changes thereto, including both functional or aesthetic components, as well as on the status of construction progress. Any question regarding whether or not a design, plan or specification change or a construction related matter requires review and participation by the SSI Representative shall be resolved in favor of its being significant and warranting the involvement of the SSI Representative in decision-making with respect thereto. The SSI Representative shall review and provide comment, as contemplated in this subsection in an expeditious and reasonable manner; provided, that in the event the SSI Representative's review of, and comment on, any particular design, plan, or specification element or any proposed change thereto is required on or by a particular date and time, the Project Manager shall provide reasonable advance notice to the SSI Representative of such need and identify the specific date by when such review and comment must be completed and provided. If, in the exercise of his or her reasonable discretion under the circumstances, the Project Manager determines that the SSI Representative's response is required so quickly that there is insufficient time to allow for written notice of the need for such SSI Representative's review and comment by the critical date, such notice may be given orally, but shall then be immediately confirmed in writing by the Project Manger. In the event that no comment is received by the Project Manager on or by the specific date for response, from or on the behalf of the SSI Representative, and provided reasonable advance notice has been provided to the SSI Representative as contemplated herein, then SSI shall be deemed to have waived its opportunity to review and comment on the particular matter(s) made available to it for review and comment, and the City may proceed as if the SSI Representative had reviewed and commented consistent with the Project Manager's decision with respect to the reviewable matter(s).

          E. Change Orders Permitted at Project Manager's Discretion. In circumstances where immediate response by the SSI Representative is not feasible, the Project Manager may approve the changes without SSI Approval.
Such discretion pertains to changes which will not result in significant functional change to the Coliseum Redevelopment Project or its component parts or have an adverse structural effect on the Coliseum Redevelopment Project or in any manner substantially and negatively affect the rights or obligations of SSI under this Agreement.

          F. Emergency Decisions. The Project Manager may make decisions without the SSI Representative's Approval in emergency situations where (i) the Project Manager reasonably believes that destruction of property or injury to any person is likely to occur in the absence of such decision-making; (ii) there is no time to consult with the SSI Representative prior to the making of the decision by the Project Manager; and (iii) the Project Manager's actions in such circumstances are reasonable and are limited to dealing with the emergency circumstances. After making any such decision, the Project Manager shall immediately notify the SSI Representative of the nature of the emergency circumstances and his or her decision with respect to such circumstances.

          G. Design Changes Initiated by SSI. SSI shall have an unrestricted and unlimited right to propose changes in the design or construction change request initiated by or on the behalf of SSI or the City with respect to the Coliseum Redevelopment Project contemplated herein or any aspect thereof. Implementation of such changes shall require the City's prior Approval, which Approval shall not be unreasonably withheld or delayed. A design change proposed by SSI shall be deemed reasonable unless it results in a cost increase for which SSI does not assume full responsibility; is structurally, mechanically or electrically unsafe or unsound; is aesthetically incompatible with other structures at the Seattle Center as determined by the Seattle Center Director; would adversely impact in a substantial manner the City's operations of the Coliseum or any other facility of the Seattle Center or the rights and interests of any other user or potential user of a Seattle Center facility other than the Coliseum; or is inconsistent with the Seattle Municipal Code, the Revised Code of Washington, or Federal law, or any rule or regulation implementing any such legislation.

          H.   No Facility Design or Construction Change Without Mutual
Approval.

               1. Changes After Execution of Construction Contract: After execution of the Construction Contract, no design or construction change request initiated by or on the behalf of SSI or the City that would materially and adversely affect the playing, exhibition, or viewing of a Home Game or the exercise of any other right granted to SSI hereunder shall be implemented without the prior Approval of the SSI Representative and the Project Manager (and such other official(s) of the City as may be required by law, City Charter, ordinance, rule, regulation or policy), except to the extent expressly permitted to the Project Manager pursuant to the other provisions of this Article IV.

               2. Changes After Completion of Project: After the completion of the Coliseum Redevelopment Project, no change in the Coliseum that would materially and adversely affect the playing, exhibition, or viewing of a Home Game or the exercise of any other right granted to SSI hereunder shall be implemented by either party without the prior Approval of SSI and the Seattle Center Director (and such other official(s) of the City as may be required by law, City Charter, ordinance, rule, regulation or policy).

          I. Deviations from Approved Design and Report for Not Approved Design or Construction Elements. In the event the City knows that the design or construction of any component of the Coliseum Redevelopment Project included in any portion of the Premises specified in Subsections VII.A-D, hereof, deviates from the design that has received SSI Approval, the Project Manager shall give immediate notice of such fact to SSI. If such deviation would materially and adversely affect the playing or viewing of NBA basketball in the Coliseum or adversely affect any right or obligation of SSI under this Agreement, then SSI may give the Seattle Center Director notice of SSI's desire to have such deviation remedied. Upon receipt of such notice, the Seattle Center Director shall require the Project Architect and/or construction contractor, as applicable, to correct the deviation or otherwise reasonably satisfy SSI's objections to the same. In the event the City, upon learning of such a deviation, fails to give SSI the notice required above, or if the City fails to take such action as is reasonably necessary under the circumstances to require correction of such deviation as provided above, then the City shall be responsible for costs later incurred during the course of construction to cure the deviation.

          J.   Acknowledgement of SSI Involvement and Approval of Decision
Making: SSI and the City acknowledge that through the date of this Agreement, they have been mutually consulted in connection with all phases of the design process, that they have been equal participants in all significant decisions regarding the redevelopment of the Coliseum, that they have received in a timely manner all architectural and design plans, specifications, and correspondence relating to the redevelopment of the Coliseum, and that no significant decision affecting the Coliseum's functional operation, safety, or aesthetics that has heretofore been disclosed to SSI or the City by the other, by the Project Architect, or which they otherwise were aware, has been made without their respective participation and agreement. Except as to the design aspects of the portions of the Coliseum to be provided to SSI pursuant to the Food and Beverage Service Agreement and Novelties Concession Agreement, SSI and the City hereby waive, release and forever discharge the other party and their respective officers, agents, and employees from any and all claims for reimbursement, demands, damages, suits, and causes of action of any kind or nature whatsoever arising out of or related in any respect to any act or omission by the City or SSI, or any such act or omission of any of their officers, agents, or employees with respect to the Coliseum's design. Nothing contained herein shall be deemed a release by SSI or the City against any third party.

     V. COLISEUM PLANNING & CONSTRUCTION SCHEDULE; SSI OPPORTUNITIES TO VOID AGREEMENT

          A. Importance to SSI & City of Timely Coliseum Construction: The City and SSI agree that construction of the Coliseum will cause a severe economic hardship of revenue and dislocation to SSI and the City, and that time is of the essence in the completion of the Coliseum so that it will be available to SSI and the City on the Use Commencement Date. In addition, the City and SSI agree that use of the Premises by SSI and the City requires months of advance preparation by SSI and the City, and that delays in the financing or construction of the Coliseum making it unavailable to SSI or the City on or by the later of October l, 1995, or the Use Commencement Date will severely damage SSI and the City.

          B. Special Conditions for Expedited City Financing of Coliseum Redevelopment Project: In order to enable the City to sell bonds for the financing of the Coliseum Redevelopment Project at an earlier point than could occur under the timeframe contemplated in the Memorandum of Understanding approved by Resolution 28726 and to thereby take advantage of potentially more favorable interest rates for such financing, in addition to acting according to the time schedule contemplated in such Memorandum of Understanding or pursuant to any other authority, the City may sell bonds to finance such Project from and after the date the Seattle Center Director has received the following financing assurances (hereinafter the "assurance date"):

               1.   Third-party Commitments:

                    a. One or more third-party commitments to secure rights to the use and occupancy of at least 44 Suites and 250 Club Seats and the use of tickets to events available for the same, and under the payment terms generally required from the lessees or acquirers of interests in such Suites and Seats, respectively; and

                    b. An irrevocable commitment to secure the rights and benefits of "title sponsorship" for the Coliseum for the full term of this Agreement in consideration for compensation payable to the City of not less than $500,000 per annum for the Term of this Agreement; or

               2. SSI Guarantee: An irrevocable written guarantee by SSI, not requiring any additional consideration to be effective, to remit to the City all of the payments that would be receivable by the City for the acquisition of the rights and interests in and to the following, which rights and interests SSI may acquire upon making such payments, as applicable; Provided, that in the event SSI provides to the Seattle Center Director the guarantee contemplated in this subsection and thereupon acquires interests in and to one or more Suites, Club Seats, the "title sponsorship," or any combination thereof, nothing herein shall limit the authority of SSI, during the time the "Marketer" under the Premium Seat Marketing Agreement is endeavoring to market the "title sponsorship," any Suite, or any Club Seat to the general public, to lease, assign, or otherwise transfer to one or more third parties, without further liability under its guarantee, any of the interests SSI has guaranteed or acquired with respect to any Suite, Club Seat, or the "title sponsorship" pursuant to this subsection:

                    a. The number of Suites that equals the difference between 44 and the aggregate number of Suites that other parties have committed to lease or otherwise acquire an interest in and to as of the assurance date; and

                    b. The number of Club Seats that equals the difference between 250 and the aggregate number of Club Seats that other parties have committed to lease or otherwise acquire an interest in as of the assurance date; and

                    c.   The "title sponsorship" for the Coliseum; or

               3. Combined Third-party Commitments & SSI Guarantee: A combination of the third-party commitments contemplated in Subsection V.B. 1, hereof, and the SSI guarantee contemplated in Subsection V.B.2, hereof.

          C. Effect of Extension to SSI of Time to Market Suites, Club Seats, and Title Sponsorship on Coliseum Construction Commencement and Completion
Dates: In the event that the City Council determines, on or after June 10, 1994, based upon the final Seattle Center Director/SSI joint report contemplated in the Premium Seat Marketing Agreement, that if additional time were allowed for the required marketing, there would be a substantial likelihood that the minimum number of binding commitments identified in Subsection V.B, hereof, could be achieved; and SSI recommends to the City Council that such additional time be allowed for the necessary marketing to be done; and such necessary commitments are secured within the City Council's extended deadline, then the September 1, 1994 construction commencement deadline and the October 1, 1995 construction completion deadline respectively specified in Subsections V.E and V.F, hereof, and the Use Commencement Date shall each be extended by thirty (30) days plus the number of additional days allowed by the City Council for the securing of such minimum number of commitments.

          D. Conditions Allowing SSI Nullification of This Agreement Prior to July 1, 1994:

               1. For Failure To Demolish Current Facility: The parties acknowledge and agree that the Coliseum is to be built on the site of the Current Facility and that demolition of the unneeded portion of the Current Facility is a critical and material benchmark toward the completion of the Coliseum in a timely manner. Therefore, notwithstanding any other provision of this Agreement, if, for any reason whatsoever, SSI has delivered to the Seattle Center Director the commitments and guarantees described in Subsection V.B, hereof, on or by the date specified in such subsection, but demolition of the unneeded portion of the Current Facility has not commenced on or before July
1,1994, then SSI, at its sole option, may declare this Agreement void.   For the
purpose of this subsection,the term "demolition" shall include but is not limited to the permanent removal of any fixtures and furnishings that the City intends to scrap or salvage from the Current Facility.

               2. For Failure to Grant Approval Regarding Practice Facility Design or Specifications: In the event that SSI and the Seattle Center Director and such other official(s) of the City having Approval authority with respect to the Practice Facility do not agree regarding the design and specifications of the same, including on-premises signage, so that the required building permits are issued for such structure on or by the assurance date identified in Subsection V.B, then SSI, at its sole discretion, may declare this Agreement void, assuming such

Practice Facility and on-premises signage proposed by SSI conforms to all applicable City codes. It is understood by the parties hereto that signage for the Practice Facility will be governed by the February 4,1994 communication from the Director of Construction and Land Use that is attached hereto as Exhibit "X."

          E. Condition Allowing SSI Nullification of This Agreement Prior to September 1, 1994: In the event that, for any reason whatsoever, construction of the Coliseum does not commence September 1, 1994, and if the construction commencement and completion dates are not extended pursuant to Subsection V.C, hereof, or otherwise extended as the parties hereto shall agree upon, then SSI, at its sole option, may declare this Agreement as null and void.

          F.   Damages for Untimely Completion of Project.

               1. Construction Contract Requirements: The City shall not enter into any contract for the construction of the Coliseum Redevelopment Project unless such contract includes the following: (a) a specific schedule for the construction of the Coliseum Redevelopment Project that provides for the completion of the Project on or before October 1, 1995, or such later date as is authorized by Subsection V.C, hereof, or is otherwise agreed upon by the parties hereto, and (b)a specific provision for the payment to the City of damages in the event that construction of the Project is not completed on or before such date, each of which provisions shall be subject to SSI's prior Approval; and the City secures and maintains through the Use Commencement Date, builder's risk insurance providing coverage of not less than the periodically-determined value of the Coliseum Redevelopment Project at various stages of construction.

               2. SSI's Share of City's Damages from Contractor: If the Coliseum is not ready for SSI use and occupancy by the first Home Game scheduled to be played in the 1995-96 NBA regular season, the City shall pay to SSI as damages in lieu of any and all other damages payable to SSI by the City, ninety percent (90%) of the amount that the City secures from any contractor for the failure to complete construction of the Coliseum Redevelopment Project on or by October 1,1995, or such later date as is authorized by Subsection V.C, hereof, or is otherwise agreed upon by the parties hereto, provided that the aggregate amount received by SSI shall not be greater than the product of the number of Home Games (other than pre-season games) that cannot be played in the Coliseum after October 1, 1995, or such later date as is authorized by Subsection V.C, hereof, or is otherwise agreed upon by the parties hereto, whichever is the latest, due to such contractor's failure to complete such construction, multiplied by one hundred thousand dollars ($100,000.00).

               3. SSI's Damages Share Are Additional Rights: The rights granted to SSI pursuant to the provisions of this subsection shall be in addition to any other rights and remedies SSI may have against any person (other than the City) arising from the failure to complete construction of the Coliseum Redevelopment Project on or before October 1, 1995, or such later date as is authorized pursuant to Subsection V.C, hereof, or is otherwise agreed upon by the parties hereto.

     VI.  SCHEDULING OF HOME GAMES INTO SEATTLE CENTER COLISEUM

          A. City's Reserved Advanced Regular Season: On or by January 2, 1995, and on or by every January 31st thereafter through 2010, the City shall provide SSI with a preliminary schedule identifying seventy (70) dates between November 1st and the next succeeding April 30th (or any revised term of the NBA regular season) that the City will reserve for SSI use as a regular season Day of Game during the next succeeding NBA regular season. Fifty (50) of those dates shall be nonconsecutive but separated by a period of no greater than seven consecutive days and shall not include any Monday; at least fifteen (15) of the fifty (50) dates shall be Fridays, and fifteen (15) shall be Saturdays. The twenty (20) other dates may be consecutive with themselves and with any of the fifty other dates and may include up to four (4) Mondays. The City expressly agrees that all such dates shall be reserved for the exclusive use of SSI, and that neither the City, itself, nor any third party shall be allowed to use the Coliseum for any purpose, unless and until such dates are selected or rejected by SSI.

          B. SSI's Selection of Regular Season and Preseason Game Dates: On or by August 15, 1995, and on or by every August 15th through 2010, SSI shall:

               1. SSI's Initial Selection of Dates: Select the particular dates for regular season Home Games established by the NBA for the next such season from the seventy (70) proposed dates for the playing of regular season Home Games at the Coliseum, or such alternative dates as the NBA shall have designated as Home Game dates if such alternative dates have not been previously booked by the Seattle Center by the time such designation is communicated by notice to the Seattle Center Director, and provide notice to the Seattle Center Director regarding which dates have been selected. Upon receipt of such notice, the Seattle Center Director shall schedule and reserve the Coliseum on each selected Day of Game for SSI's potential use. Any date not identified as a "selected date" in such a notice shall be deemed to be a rejected date, and the City may use each such date for whatever purposes it desires.

               2. SSI's Release of Dates Not Selected by NBA: Immediately after receiving notice from the NBA of the dates established by the NBA for Home Games, provide notice to the Seattle Center Director that all other dates then reserved by the

City for SSI use are released for whatever use the City may make of such date.

          C. SSI's Selection of Additional Event Dates: On or by September 1, 1995, and on or before every succeeding September 1st through 2010,SSI shall notify the-Seattle Center Director of any additional dates desired for preseason games and the five (5) additional events referenced in Subsection I.P.2) of this Agreement in the Coliseum, upon receipt of which notice the Seattle Center Director shall schedule and reserve for SSI use of the Coliseum on each such selected Day of Game except for dates that as of the Seattle Center Director's receipt of such notice, had already been committed or are being reserved or held for another event.

          D. Playoff Game Date Selection: SSI shall provide notice to the Seattle Center Director of all additional dates during the months of April, May and June that have been tentatively scheduled or are desired by the NBA or SSI for conference playoff and championship Home Games, immediately after the NBA advises SSI of the scheduling of, or the NBA's desire for, the same. Upon receipt of such notice from SSI, the Seattle Center Director shall schedule and reserve the Coliseum for SSI's use on each such selected dates.

          E. SSI's Priority for Coliseum Use; SSI Relief For City's Failure to Make Coliseum Available: In the event that any provision of this section shall no longer satisfy the requirements of the NBA, then the parties shall negotiate an amendment to such provision to satisfy the NBA's requirements. In any event, the parties expressly agree that the provisions are intended to assure that the City gives sole priority to SSI over all other users of the Coliseum in order to ensure that the SuperSonics play basketball at the Coliseum each and every Home Game and that any other use whatsoever by the City or any third person shall be preempted by such SSI use except where such other use is or would be pursuant to a contract between the City and a third party that was executed prior to the City's receipt of notice from SSI of the NBA's requirements. It is further expressly agreed by the parties that the failure of the City to make the Coliseum available as contemplated herein for all Home Games at which the SuperSonics are to play an NBA basketball game would result in irreparable injury to SSI which could not be redressed through the payment of damages alone, and that therefore the City acknowledges and concedes that SSI shall be entitled to injunctive and such other equitable relief as a court may deem appropriate to prevent any use or occupancy of the Coliseum which conflicts with SSI's use and occupancy of the Coliseum as authorized herein for such purpose, in addition to any other remedies available to SSI.

     VII. PREMISES LICENSED FOR USE AND OCCUPANCY BY SSI

          Except as otherwise provided herein, the City hereby grants to SSI the exclusive right and license to full and unrestricted use, enjoyment and occupancy of the Premises and the right and license to authorize others designated by SSI to use, enjoy and occupy the Premises, as provided herein in consideration of SSI's payment of the sums specified in Article VIII, hereof, and compliance with all other applicable terms and conditions of this Agreement:

          A. Unlimited Use Facilities: During the entire Term hereof, SSI shall have sole and exclusive use, custody and occupancy of the Unlimited Use Facilities all without interruption or restriction except as otherwise provided herein.

          B.   Basketball Court and Related Areas, and Fixtures:

               1. Facilities for Use on Any Day of Game: On each Day of Game, SSI shall have the exclusive use of the areas in the Coliseum necessary for the playing, exhibition, attendance at, and viewing of professional basketball, including all equipment and fixtures required for the exhibition of professional basketball including but not limited to the basketball court, baskets, timing clocks, and scoreboards; visiting team's locker room; sound, lighting, and public address systems; and all other equipment and fixtures as may be required by this Agreement, as depicted on Exhibit "G-2," EXCEPT for the following portions thereof, which are reserved for exclusive use by the City or one or more third parties unless Approval for SSI use of any of the same is given by the Seattle Center Director in the Food and Beverage Service Agreement, the Novelties Concession Agreement, or otherwise:

                    a. All portions designated as "Suite" or "storage" other than the Suite and three storage areas provided to SSI as part of the Unlimited Use Facilities;

                    b. All areas designated "electrical," "mechanical," "chillers," "ATM," "control room," "janitor," "machine," mezzanine," "radio control room," "communications," "telecommunications, or "first aid;"

                    c. The offices and "staging" area in the Southwest quadrant of the Event Level, the tunnel to the Northwest Pavilion on the Suite Level, and the areas on the Main Concourse Level designated "fire control" or "security" together with the adjoining passage;

                    d. All men's and women's restrooms outside of those in the Unlimited Use Facilities, whether intended for Suite users, members of a general audience, crew, or other users;

                    e. All areas in the Northeast and Southeast quadrants of the Event Level, regardless of the designation of the room; and

                    f. All areas designated as "Vendor Commissary," "Concession," and all portions of "Annex D Pavilion"including but not limited to the loading dock, shell space, locker rooms, generator room, primary electrical room, and existing kitchen and receiving.

                    g. SSI's rights with respect to access to and within the Coliseum under this Agreement shall be non-exclusive, and shall be exercised in common with the City and other Seattle Center facility or area users requiring access thereto.

               2. Facilities for Use on Other Than a Day of Game: On other than any Day of Game, SSI shall be provided for practice purposes, if no other user or event has been scheduled to use the portions of the Coliseum necessary for the practicing of professional basketball on such day and if such facility does not need to be prepared in any respect on such day for any user or event scheduled for any subsequent day and if the City does not need to do maintenance or repair work on the Coliseum that would be interfered with by such SSI use or that would interfere with such SSI use, those portions of the Coliseum equipment and fixtures that are necessary for the practicing of professional basketball on such day including but not limited to the basketball court, baskets, timing clocks, and scoreboard.

          C.   Parking Areas and Spaces:

               1. Day of Game Parking: On every Day of Game, beginning two hours prior to the start of a Home Game and ending two hours after the conclusion of such activity,the South Coliseum Parking Lot and at least 574 parking spaces in the Parking Garage, or in the Supplemental Parking Spaces, or in a combination thereof shall be provided to SSI for the exclusive use of Premium Seat ticket holders, SSI employees, SuperSonics sponsors, and members of the press credentialed by SSI. SSI shall allocate parking rights first in the Parking Garage, and then in the Supplemental Parking Spaces in the following manner: First, three spaces shall be allocated to each Suite; Second, one space for every four Courtside Club tickets issued; Third, one space for each four Club Seat tickets issued; and Fourth, in such order as SSI desires, one space for each SuperSonics sponsor, one space for each member of the press credentialed by SSI, and one space for each SSI employee.

               2. Parking on Other Than Day of Game: Whenever the Coliseum is made available to SSI for basketball practicing on other than a Day of Game, SSI may also use, without additional charge, the South Coliseum Parking Lot so long as such use is restricted to the parking of vehicles of only SSI personnel.

          D. Ticket Sales Facilities: SSI shall be provided all ticket booths in the Coliseum on each Day of Game.

          E.   Restrictions on City's Right to Use or Authorize Use of the
Coliseum: The City shall make the Coliseum available for use by individuals and entities other than SSI only according to a schedule that ensures SSI will play all Home Games other than preseason games in the Coliseum. The City shall not use the Coliseum for any purpose, nor permit the use of the Coliseum by any other person or entity for any purpose, on any Day of Game without the Approval of SSI. The City shall not permit the Coliseum to be used for semi-professional or professional basketball, whether or not sanctioned by the NBA, without the approval of SSI, other than any presentation of basketball played by the "Harlem Globetrotters." Except as provided in the preceding sentence and Subsection VII.F, hereof, nothing herein shall restrict the ability or right of the City to use the Coliseum or permit the use of the Coliseum by others for any purpose on any dates not used by SSI provided such use by others does not impair SSI's full enjoyment of all use and occupancy rights granted to it herein by the City.

          F. SSI First Right to Use & Occupy Coliseum for Other Franchised Professional Sports Activities: SSI is hereby granted the first right to use and occupy the Coliseum for the playing and viewing of a series of professional sports events involving any professional sport franchise other than one associated with the playing of semi-professional or professional hockey, which right shall be exercisable only as follows: In the event the Seattle Center Director receives a request by a third party for the use and occupancy of the Coliseum for a series of events by any such professional sport franchise, the Seattle Center Director shall provide notice to SSI of the general terms and conditions under which such use would receive Seattle Center approval (including the amount of rent and the types of other charges applicable to such use) and the date by when SSI must execute an agreement with the City for such additional use and occupancy (which agreement may be subject to City Council authorization and shall be outside the scope of this Agreement). In the event SSI fails to execute a contract with the City for such additional use by the Seattle Center Director's specified date, SSI shall be deemed to have waived such right with respect to that proposed use and the City shall be free to execute an agreement for such Coliseum use with any other party. Notwithstanding any other provision hereof, all use and occupation of the Coliseum by SSI pursuant to the right granted in this subsection shall be governed solely by the terms and conditions of the pertinent separate agreement executed with respect thereto and not by this Agreement.

          G. No Use of Common Areas: Neither SSI nor any of its officers, employees, invitees, concessionaires, contractors or any of their subcontractors shall use any portion of Seattle Center not specifically granted to SSI for its use and occupancy hereunder, to meet governmental requirements peculiar to SSI's operations on the Premises or otherwise, without the Seattle Center Director's Approval. Whenever SSI or any of its officers, employees, invitees, concessionaires, contractors or any of their subcontractors shall require any equipment, separate area or special facility to satisfy any such governmental requirement, such equipment, area, and facility shall be located within the Premises at SSI's sole expense.

     VIII.  SSI PAYMENTS TO THE CITY

          A. Payments Due: In consideration of the license to full use and enjoyment of the Premises, the right to engage in concession sales of Food as well as Basketball and Other Novelties, all as provided in the separate agreements authorizing such use attached as Exhibits "H" and "I", hereto, and the providing to SSI of various services and facilities, all subject to the provisions of this Agreement; and the marketing of Suite, Courtside Club, and Club seats and tickets, the Coliseum's "title sponsorship," and opportunities for display advertising on changeable-copy "marquee" signs, all subject to the provisions of the Marketing Agreement, as amended by the parties thereto, SSI shall pay to the City the following sums:

               1.   Rent:

                    a. Annual Rent: An initial annual rent of $800,000, for the period of October 1, 1995, through September 30, 1996, and for each twelve-month period from and after October 1, 1996, an adjusted annual rent as provided in Subsection VIII.A.1.b, hereof, which shall be due and payable in approximately equal quarterly installments, in advance, on the first day of each and every three-month period during the Term hereof; Provided, that in the event SSI's use and occupancy does not commence on October 1, 1995, or such later date as is authorized by Subsection V.C, hereof, or is otherwise agreed upon by the parties hereto, whichever is the latest, then the annual rent or adjusted annual rent shall be prorated on a daily basis, and SSI shall pay only the pro-rated annual rent or adjusted annual rent during the period between the Use Commencement Date and the next succeeding September 30th.

                    b. CPI Adjustment: The annual rent shall be increased each October 1st, beginning in 1996, to reflect the total percentage increase in the "West-A" Consumer Price Index (CPI) for All Urban Consumers, All Items (1982-84 = 100), as published by the U.S. Department of Labor, Bureau of Labor Statistics, or its successor, between September of the year in which the adjustment is made and September of the immediately preceding year; provided, that in no event shall any annual adjustment be less than +3% or more than +7% of the annual rent or adjusted annual rent due for the immediately preceding 12-month period; provided, further, that in the event such CPI is discontinued or if the formula upon which the CPI is based is substantially changed, the parties shall agree upon another similar index to be used to calculate the contemplated adjustments, and in the event of an inability to agree, the parties shall request the American Arbitration Association or its successor to establish an appropriate adjustment standard; provided, further, that in the event of change in the index base of (1982-84 = 100) the parties shall apply whatever conversion factor is necessary to establish the true percentage in the CPI in any year(s) in which the index base is changed, and shall thereafter apply the most recently revised base index; provided, further, that in no such twelve-month period shall the amount of the annual rent, as adjusted, paid by SSI be less than $800,000.

               2. Additional Rent: In addition to the annual rent, or adjusted annual rent, SSI shall Pay to the City the following additional rent, which shall be added to and paid as part of the next proximate quarterly payment after SSI has received ticket revenue or within thirty (30) days after the date of an invoice for such rent, as specified below:

                    a. For preseason games: In the event that the Coliseum is used pursuant to this Agreement for the playing of any preseason game that is not one of the five additional, annual events defined herein as a Home Game, then unless the net receipts received from the sale of tickets to any such games are donated to charity, SSI shall pay to the City, without invoice, an additional amount equal to eight and one-half percent (8 1/2%) of the Ticket Sales Proceeds for such games.

                    b. For conference or championship Home Games: For the use of the Coliseum during the term of this Agreement for the playing of any conference or championship Home Games for any NBA season (the "post-season play-off series"), then SSI shall pay to the City, without invoice, an additional amount equal to eight and one-half percent (8 1/2%) of the Ticket Sales Proceeds for the first two Home Games played in the Coliseum during any such post-season playoff series. SSI shall retain all revenues from the sale of tickets for all other conference or championship Home Games played during any such post-season playoff series.

                    c. For more than 41 NBA regular season Home Games: In the event that the NBA regular season is expanded to more than 41 Home Games, then SSI shall pay to the City, without invoice, an additional amount equal to eight and one-half percent (8 1/2%) of the Ticket Sales Proceeds for such additional Home Games.

               3. Service Charges: SSI shall pay to the City as a service charge, and not as rent, within thirty (30) days after presentation of an invoice therefor unless otherwise specified below, the following:

                    a. For the City's provision of additional vehicle parking spaces: The then-applicable parking charge imposed by the City for City-owned parking spaces, and paid by the City for non-City owned parking spaces,for the use (i) on any

Day of Game by Premium Seat ticket holders, SuperSonics sponsors, SSI employees, and members of the press credentialed by SSI of any parking space in excess of those in the South Coliseum Parking Lot and 574 of the total number provided at SSI request in the Parking Garage and as Supplemental Parking Spaces, and (ii) on any day other than a Day of Game, of any parking space provided at SSI request in excess of the number allocated pursuant to Subsection VII.C, hereof, for the holders of Suite Seat Parking Passes and, subject to the Seattle Center Director's Approval, the holders of Club Seat Parking Passes.

                    b. For first aid facility services: The full costs incurred by the City in providing the first aid facility and health care personnel described in Subsection IX.B, hereof.

                    c. For Seattle Police Department services: The full costs incurred for providing Seattle Police Department law enforcement officers for crowd control to protect SSI employees and basketball game officials, if such law enforcement officers receive compensation from the City for such activity.

                    d. Coliseum's "title sponsorship" and marquee Advertising revenue: The net revenue derived from the sale or licensing of rights to the Coliseum's "title sponsorship" and from the sale or leasing of the right to any display opportunity for Advertising on any changeable-copy "marquee" sign on or associated with the Coliseum, until the City has received a total of $750,000, per year, from such sources, after which SSI shall pay the City fifty percent (50%) of such net revenue. For the purpose of this subsection, the term "net revenue" shall mean the gross receipts from such activity less the expenses incurred in the marketing of such sponsorship and Advertising that were authorized by the parties' March 22, 1993 Marketing Agreement or the latest amendment thereto or any successor to such agreement.

                    e. Coliseum Advertising fee: The sum of $750,000 for the exclusive right to construct or have constructed within the Coliseum Advertising displays and to exercise any of the rights granted by Subsection XII.C, hereof, with respect to such Advertising, which sum shall be payable in five parts, each due on or by October 1st of the year in which the specified NBA basketball season commences:

     NBA basketball season occurring
     after the Use Commencement Date:                  Amount Due:
     --------------------------------                  -----------

               First season                             $250,000
               Second season                            $200,000
               Third season                             $150,000
               Fourth season                            $100,000
               Fifth season                             $ 50,000

                    f. Percentage of gross receipts from Food sales from concession stands: For the exclusive right to offer for sale and to sell Food in and from concession stands in the Coliseum, that percentage of gross receipts from such Food sales at events other than Home Games that is specified in the Food and Beverage Service Agreement that is now or will be attached hereto as Exhibit "H."

                    g. Percentage of gross receipts from Food services in Suites, Club Seat areas, and Function Rooms: For the exclusive right to offer for sale and to sell Food in Suites, the food service areas associated with Club Seats, and Function Rooms, that percentage of the gross receipts from such Food sales at events other than Home Games that is specified in the Food and Beverage Service Agreement that is or will be attached hereto as Exhibit "H."

                    h. Percentage of Club Seat gross receipts: For the exclusive right to offer for sale and to sell any interest in Club Seats in the Coliseum including admission tickets to Homes Games viewable therefrom and the Seats provided thereby, that percentage of gross receipts from such sales during the respective calendar years specified below, which percentage payment shall be due and payable, without invoice, within thirty-one (31) days after the end of each calendar quarter in such year:

     YEAR                          PERCENTAGE OF GROSS RECEIPTS DUE:
     ----                          ---------------------------------

     1995                                         60%
     1996                                         58%
     1997                                         56%
     1998                                         54%
     1999                                         52%
     2000                                         50%
     2001                                         48%
     2002                                         46%
     2003                                         44%
     2004                                         42%
     2005 and thereafter                          40%

                    i. Percentage of Suite gross receipts: For the exclusive right to offer for sale and to sell any interest in a Suite in the Coliseum including admission tickets to Home Games and other events viewable therefrom and use of the Seats therein, that percentage of gross receipts from such sales during the respective calendar years specified below, which percentage payment shall be due and payable, without invoice, within thirty-one (31) days after the end of each calendar quarter in such year:

     YEAR                          PERCENTAGE OF GROSS RECEIPTS DUE:
     ----                          ---------------------------------

     1995                                         80%
     1996                                         78%
     1997                                         76%
     1998                                         74%
     1999                                         72%
     2000                                         70%
     2001                                         68%
     2002                                         66%
     2003                                         64%
     2004                                         62%
     2005 and thereafter                          60%

                    j.   Percentage of gross receipts from Basketball and Other
Novelties: For the exclusive right to offer for sale or rental and to sell or rent Basketball and Other Novelties on the Premises as authorized in the Novelties Concession Agreement that is or will be attached hereto as Exhibit "1," that percentage of gross receipts generated on other than a Day of Game that is specified in such agreement.

                    k. Event service costs in excess of City base costs: For the providing of stage labor, admission, spotlight operators, and other personnel as well as facilities and equipment specifically requested by SSI to facilitate the production of any SSI pre-, mid-, or post-Home Game special activity that is not ordinarily a part of the normal course of producing and exhibiting a basketball game, the amount by which the City's actual costs for providing such personnel, facilities, and equipment for such special activity (calculated at the applicable rate(s) therefor, as published in the then-current Seattle Center Event Service Manual or its successor publication) exceed the average City costs for the presentation of a Home Game at which no SSI pre-, mid-, or post-Home Game special activity occurred during the last half of the second NBA regular season after the Use Commencement Date.

                    l. Coliseum conversion for basketball practicing: For the conversion of the Coliseum to make it usable for basketball practicing on a day other than a Day of Game pursuant to Subsection VII.B.2, hereof, if the basketball floor and related equipment have been removed from the event floor to enable another use to be made of such facility, and, if a third party is scheduled to make a different use of the Coliseum before the next Home Game, for the reconversion of the Coliseum to permit such third party's use, the aggregate charge imposed for the personnel, facilities, and equipment required for such conversion and reconversion calculated at the applicable City rate(s) therefor, as published in the then-current Seattle Center Event Service Manual or its successor publication.

                    m. Courtside press facilities modification: For the modification of courtside facilities at SSI's request to accommodate an increased number of press credentialed by SSI as provided by Subsection IX.D.2.a, the reimbursement of all reasonable out-of-pocket costs incurred by the City in performing such modification work including but not limited to the expense to add the requested communication lines, television cables, other equipment, and furnishings.

          B. Delinquencies: All payments shall be delinquent if not paid on or by the date due. Delinquent sums shall bear interest at a rate of l% per month until paid. Payments made after a delinquency shall be applied first to accrued interest, and then to the principal sums due.

          C.   Books and Records; Audit:

               1. SSI's Record-keeping Obligation: SSI shall keep true, separate, accurate, complete and auditable records of gross receipts from the following:

                    a. All tickets and credentials issued or sold for admission to Home Games in the Coliseum (separately identifying revenue from Club Seats, general admission Seats, and Suite sales or rentals);

                    b. The sale at events other than Home Games of Food served or provided in and from the concession stands in the Coliseum;

                    c. The sale at events other than Home Games of Food served or provided in and to Suites and the Food service areas associated with Club Seats in the Coliseum;

                    d. The sale or rental of Basketball and Other Novelties at events other than Home Games;

                    e. The sale of the right to procure any interest in Club Seats or any ticket allowing use of such a Seat;

                    f. The sale or leasing of the right to procure any interest in Suite Seats or any ticket allowing use of such a Seat;

                    g. The sale of "title sponsorship" rights for the Coliseum; and

                    h. The sale of the right to any display opportunity on the changeable copy "marquee" signs on or associated with the Coliseum.; and

                    i. The sale of any right to an Advertising display of any kind or nature in the Coliseum, the revenue from which shall be calculated by SSI's imputing a value thereto based upon such Coliseum Advertising display, alone, whether or not such Advertising is sold or packaged in combination with other rights.

     The form of all records shall be subject to the approval of the City. Such records shall be retained in King County, Washington, for at least thirty-six
(36) months after the close of the calendar year in which they were generated or received.

               2. City's Recordkeeping Obligation: The City shall keep true, separate and accurate complete and auditable records of all revenue and appropriations received for the operation of the Coliseum and of all expenditures and expenses made and incurred in the construction, maintenance and operation of the Coliseum, and shall retain such records for at least thirty-six
(36) months after the close of the calendar year in which they were incurred or paid. The City shall also keep separate categorical records for each expense item for which the City invoices SSI for reimbursement pursuant to this Agreement.

               3. Audits: SSI and the City each shall permit the other party from time to time as the other party deems necessary, upon ten (10) days' prior notice, to annually inspect and audit in King County, Washington, during regular working hours, all books and records required by this section as well as those books and records pertaining to the providing or serving of Food by or through a caterer, that are necessary to verify the accuracy of the revenue received or payments previously made by SSI or expenditures or expenses paid by the City; and shall supply the other party with, or shall permit it to make, copies of any such books and records and any portion thereof, upon the other party's request. SSI shall further ensure that such inspection, audit and copying right of the City is a condition of any subagreement or other arrangement under which SSI permits any other person or entity to carry on a business activity in or from the Coliseum.

          D. Time Limitation on Assertion of Claim for Payment: In the event that either party claims an amount due to it had not been paid or that it has paid an amount in excess of any obligation hereunder, said party shall notify the other party of such claim within six (6) years of the time such amount was due or in the event of fraud, within three (3) years after the discovery of the same. The party against whom the claim lies shall pay such amount within thirty
(30) days after the date of such notice or submit that claim to arbitration pursuant to the provisions of Article XXV of this Agreement.

     IX.  UTILITY, PERSONNEL, AND OTHER SERVICES AND
          RESPONSIBILITIES

          A.   General Utilities.

               1. City Responsibilities: Except as otherwise provided herein, the City shall provide, at its sole expense, electricity, water, heating, air conditioning and ventilation, sewer and solid waste removal, and all other utility services that are required for the use of the Coliseum as contemplated herein, and shall have installed a reasonable number of pay telephones in the Coliseum for public use and separate meters for the measurement of electricity and water use in the SSI Retail Facility and areas of the Coliseum provided to SSI under the Food and Beverage Service Agreement. The City shall be responsible for the immediate repair of any malfunction or failure of any utility service provided by the Seattle Center Department and shall be liable for any interruption or impairment of SSI's use, enjoyment and occupancy of the Coliseum or SSI Retail Facility resulting from any such utility system malfunction or failure to repair such service that is directly caused by an act or omission of Seattle Center Department personnel.

               2. SSI Responsibilities: SSI shall secure, at no expense to the City, all gas, electricity, water, sewage, and solid waste removal utility services for the SSI Retail Facility, the Practice Facility, and all concession areas within the Coliseum, and such separate telephone service SSI desires for its own use of the Coliseum, the SSI Retail Facility and the Practice Facility, and all meters required to measure SSI's receipt of such services that are not installed by the City hereunder. SSI shall not install on the Premises any fixture, furnishing, or trade equipment that exceeds the capacity of any utility or waste facility for such location. SSI shall make arrangements with all appropriate utility service providers for their direct billing to SSI for the delivery of such services to SSI and shall pay, before delinquency, all fees and charges for the installation, change, and relocation of every point or means of service by any utility or waste line or system and such utility service.

          B. First Aid Facility: The City shall provide and operate for the benefit of SSI's officers, employees, and invites, commencing two (2) hours prior to and ending forty-five (45) minutes after each Home Game, a first aid facility in the Coliseum staffed by qualified paramedical personnel and equipped with cardiac resuscitation and emergency intervention equipment of the sort that is commonly available in Seattle "Medic One" units.

          C. Public Address Facilities: Prior to SSI's first Home Game in the Coliseum during the Term of this Agreement, the City shall install a state of the art public address system and specialized musical sound system within the Coliseum having technical characteristics agreed upon by SSI and the City. On every Day of Game the City shall provide SSI with exclusive access to, and control of, such systems. Notwithstanding any other provision hereof, the City shall have the right to control and use the public address system on every Day of Game for general safety, health, and legal announcements including but not limited to those for emergency or crowd control purposes, all when and to the extent determined necessary by the Seattle Center

Director, Fire Chief, Police Chief, or any of their subordinate officers.

          D.   Scoreboard and Time Clock Facilities:

               1. Provision and Installation of Equipment: SSI shall provide and have installed in the Coliseum, at SSI's sole expense, the following equipment:

                    a. A center court scoreboard having at least four sides usable for professional and amateur basketball, hockey, wrestling, and tennis game or match statistics documentation, complete with all necessary hoisting equipment, as well as on each side, a changeable message center and Seattle Center logo or designation of a size and appearance satisfactory to the Seattle Center Director, together with the necessary hardware and software for the programming of such scoreboard for such sporting events; provided, that to satisfy its obligations regarding the center court scoreboard, SSI may use all or any of those component parts of the scoreboard installed in the Current Facility.

                    b. A scorers' table and reader boards all of a respective size, weight, and storability that is subject to the Approval of the Seattle Center Director, which shall not be unreasonably withheld, which scorers' table and reader boards shall be part of the Advertising displays referred to in Subsection XII.C, hereof, and which shall not be used by the City or any other third person or entity except pursuant to Subsection IX.D.3, hereof, or with the specific prior agreement of SSI.

               2. Set-up Responsibilities: On every Day of Game, beginning two hours prior to the scheduled time for the commencement of a Home Game and ending two hours after the conclusion of such activity, the following facilities shall be provided by the City, fully set up and ready for use at the City's sole expense:

                    a. Courtside facilities designated by SSI and located adjacent to the basketball court side lines and equipped with all necessary tables and chairs for teams, officials, and members of the press credentialed by SSI, including provision for telephone lines, television cables and other equipment; Provided, that the courtside facilities designated by SSI shall not be substantially different in size, weight, or storability from the courtside facilities provided in the Current Facility without the prior Approval of the Seattle Center Director; Provided, further, that if the number of press credentialed by SSI is increased beyond the number contemplated in the plans and specifications for the Coliseum that have received SSI's Approval, and if SSI requests the City to modify such courtside facilities to accommodate such increased number, the City shall undertake and complete such modifications and SSI shall reimburse the City's expenses therefor, as provided in Subsection VIII.A.3.m, hereof.

                    b. All Premium Seats and all other public seating within the Coliseum configured for professional basketball, together with the Function Rooms as depicted on the attached Exhibit "C" each equipped as specified in the then-current Event Service Manual or its successor publication; and

                    c. All other areas or facilities within the Coliseum necessary for SSI's use and enjoyment as provided by this Agreement.

               3. Equipment Use: The scoreboard and its controlling mechanisms shall be made available, without charge by SSI as provided in Subsection IX.E.3, hereof, for use and operation in connection with any event in the Coliseum on other than a Day of Game or for non-SSI activity for which such use is desired by the City or any of its lessees or licensees.

          E.   Personnel:

               1.   City-provided personnel:

                    a. The City shall employ and provide, at its sole expense, appropriately trained ticket takers, security personnel, parking attendants, ushers, and janitorial maintenance, backboard repair, and all other support personnel necessary to operate and maintain the Premises in an efficient and orderly manner as contemplated herein. As part of this obligation, the City shall provide at its sole expense at the Coliseum on each Day of Game, at least two maintenance engineers who are fully competent to determine the cause of and effect emergency repairs on all utility, and other component and operating systems and fixtures within the Coliseum.

                    b. All determinations regarding the number, identity, sufficiency of training, and competency, of all such personnel shall be subject to the Approval of SSI; SSI disapproval shall be for only justifiable cause of a nature and severity like that identified in SMC 4.04.230.F as of the date of this Agreement. The City shall act within three (3) days to resolve any complaint by SSI regarding the performance of duties by any individual employed by the City who provides any service subject to the provisions of this Agreement. The City warrants and represents that it shall be solely responsible for any and all acts of omission or commission of all such personnel acting within the scope of their respective duties, directly or in connection with this Agreement and shall hold SSI harmless for any and all such acts.

               2. Time for Commencement of Work: All personnel provided by the City necessary for the operation of the Coliseum as a professional basketball game facility shall be on duty on each Day of Game as follows:

     Personnel                          Time Duties Commence
     ---------                          --------------------

     Parking Garage and Supplemental    Two and one-half (2 1/2)
     Parking Area Attendants            hours before scheduled
                                        start of Home Game

     Ticket takers/Ushers, Security     Two and one-half (2 1/2)
     Personnel                          hours before start of Home Game for
                                        ticket takers and security assigned to
                                        the West Door and access point for
                                        Suites and Club Seats, with all other
                                        such personnel one (1) hour before doors are opened to the public

     Maintenance, Janitorial, other     Day of Game
     support personnel not otherwise
     specified herein

               3. SSI's Required Personnel: SSI shall employ or otherwise secure, train, as necessary, and have on duty at all Home Games in the Coliseum, such ticket sellers, and scoreboard and game-in-progress information controllers/operators and technicians, and security personnel for the protection of SSI's players and game officials as SSI determines are needed. In addition, upon five (5) days' notice by the City to SSI, SSI shall supply to the City for direct service to, or under contract with, the City or any of its Coliseum lessees or licensees, such number of fully trained scoreboard controlling mechanism operator(s) as are desired by such Coliseum user, which mechanism operator(s) shall operate the scoreboard controlling mechanism in the manner and for event(s) and activity(ies) desired by the City or its lessees or licensees. SSI may charge the City or such other Coliseum user for the providing of such personnel a fee that does not exceed the pro-rated compensation regularly paid by SSI for such operator(s) services.

               4. Seattle Police Department Personnel: The City shall detail Seattle Police Department law enforcement officers to control traffic associated with Home Games, provide security for the Coliseum, and if requested by SSI, for crowd control to protect players and officials in connection with SSI's use of the Coliseum.

               5. Joint Development of Personnel Performance Standards: SSI and the City shall jointly develop performance standards for all persons employed by the City and SSI who provide any service subject to the provisions of the Agreement as well as performance standards for other operational issues. Each party shall promptly act on all complaints by the other regarding the job performance of its respective employees.

     X.   MAINTENANCE AND CARE RESPONSIBILITIES

          A. General City Responsibilities: Except as specifically provided in Subsections X.E. and X.F., hereof, the City shall keep the exterior of the SSI Retail Facility and Coliseum including, but not limited to, roofs, floors, walls, foundations, structures and structural elements, and all areas immediately adjacent thereto, together with the Coliseum's interior rooms, spaces, doors, windows, fixtures, equipment, appurtenances and systems (including, but not limited to, plumbing, heating, ventilating, air conditioning, sound, and lighting) in good working order and repair and in a neat, clean, safe and sanitary condition, and in compliance with the requirements of all applicable laws, ordinances, rules and regulations at all times throughout the term of this Agreement at the City's sole cost and expense. The City shall immediately act to effect such repairs or replacements when malfunctions or defects arise and, without limiting the generality of any of this foregoing, shall keep the glass of all windows and doors clean and presentable, replace immediately all broken glass, paint and refinish the interior of the Coliseum at regular intervals, keep all exterior door closing mechanisms functioning; and keep all pipes, drains, toilets, fixtures and basins clean and free of debris and any obstruction.

          B. City Obligation to Annually Reserve Funds for Repairs: The City warrants that in addition to amounts necessary for ordinary maintenance, it shall annually reserve for capital maintenance repairs, replacements or improvements, no less than two hundred twenty-five thousand dollars ($225,000) per annum, adjusted to include an increase of four percent (4%) per annum.

          C. City Obligation to Perform General Renovation of Coliseum in 2003: In addition to the general maintenance obligation specified in Subsection X.A, hereof, the City shall complete, after the conclusion of the 2002-03 NBA season and prior to the beginning of the 2003-04 NBA season, a general renovation of the Coliseum which shall include the complete refinishing and painting of all interior surfaces, the replacement or reconditioning of all seating, the replacement of all public address and sound system components that are no longer state of the art or are unreasonably worn, and the replacement or repair of all deteriorated fixtures, structural components or utility or other component systems; Provided, further, that the total amount to be expended by the City on such renovations shall not be less than three and one-half million in 1993 dollars ($3,500,000) adjusted pursuant to the CPI adjustment formula set forth in Subsection VIII.A.1.b, hereof. In order to ensure that such funds are available, the City shall annually place an amount equal to approximately one-seventh (l/7) of such aggregate amount into a subfund that may only be used for the purposes set forth in this subsection.

          D.   SSI Remedy for City's Failure to Perform Maintenance or Repairs:
In the event that the City fails to perform maintenance, repairs, replacements or renovations as required by this Agreement, then SSI may provide the City with notice which sets forth the nature of the condition requiring such action. In the event that the City fails to perform maintenance, repair, replacement, or renovation work within a reasonable time after the providing of such notice and such failure has an adverse impact on SSI's full use of the Coliseum, then SSI may elect to: (i) submit the matter to expedited arbitration, as provided in
Article XXV, herein, in order to secure an order compelling such performance together with an award to SSI of damages resulting from the City's failure to perform, or (ii) itself perform such maintenance, repair, replacement or renovation, or cause the same to be performed at commercially reasonable rates and offset the expenses incurred for such work against any other amount that is payable by SSI to the City. In the event that SSI elects to itself perform or cause such maintenance repair, replacement or renovation to be performed, then the City shall either agree to such offset by SSI or reimburse SSI for such expenses, or alternatively, submit to expedited arbitration the issue of whether the amount of the offset claimed by SSI is commercially reasonable.

          E. SSI's Repair, Maintenance and Care Responsibilities: SSI shall keep the SSI Retail Facility,the Practice Facility, and the Unlimited Use Facilities of the Coliseum and all improvements to the same including but not limited to all structural, mechanical, electrical systems as well as all fixtures, equipment, appurtenances and systems (including, but not limited to, plumbing, heating, ventilating, air conditioning, electrical, sound, and lighting), windows, interior spaces and interior doors therein in good working order and repair, in a neat, clean, safe and sanitary condition, and in compliance with the requirements of all applicable laws, ordinances, rules and regulations, at all times throughout the term of this Agreement, all at no cost and expense to the City. SSI shall immediately act to repair or replace any defective or malfunctioning portion or system element in any such area or and, without limiting the generality of any of the foregoing, shall keep the glass of all windows and doors clean and presentable, replace immediately all broken glass, paint and refinish the interior of the SSI Retail Facility, Practice Facility, and Unlimited Use Facilities of the Coliseum at regular intervals, keep all door closure mechanisms functioning; and keep all pipes, drains, toilets, fixtures and basins within any such area clean and free of debris and any obstruction. SSI shall not allow, or cause anything to be done whereby the Premises is damaged in any manner, normal wear and tear excepted.

          F.   SSI Maintenance and Repair of SSI-Provided or -Installed
Equipment: SSI shall be responsible for providing or performing all maintenance, repair and replacement of equipment that is provided by or installed by or for SSI pursuant to Subsection IX.D.1, hereof, or otherwise, for use on the Premises.

          G.   City Remedy for SSI's Failure to Perform Maintenance or Repairs:
In the event that SSI fails to perform maintenance, repairs, replacements or renovations as required by this Agreement, then the City may provide SSI with notice that sets forth the nature of the condition requiring such action. In the event that SSI fails to perform maintenance, repair, replacement, or renovation work within a reasonable time after the providing of such notice and such failure has an adverse impact on the City's full use and enjoyment of the Coliseum, then the City may elect to: (i) submit the matter to expedited arbitration, as provided in Article XXV, herein, in order to secure an order compelling such performance together with an award to the City of damages resulting from the SSI's failure to perform, or (ii) itself perform such maintenance, repair, replacement or renovation, or cause the same to be performed at commercially reasonable rates and offset the expenses incurred for such work against any other amount that is payable by the City to SSI. In the event that the City elects to itself perform or cause such maintenance repair, replacement or renovation to be performed, then SSI shall either agree to such offset by the City or reimburse the City for such expenses, or alternatively, submit to expedited arbitration the issue of whether the amount of the offset claimed by the City is commercially reasonable.

          H. SSI Assistance with City Recycling Efforts: SSI and City officials shall periodically consult with each other regarding how City recycling objectives can best be achieved on the Premises.


     XI.  CITY'S SUPERVISION AND CONTROL OF SEATTLE CENTER
          BUILDINGS AND GROUNDS AND ACTIVITIES

          A. General City Rights: The City reserves the exclusive right, without liability of any kind, to do the following so long as such actions do not substantially interfere with the viewing and playing of professional basketball games by the SuperSonics as contemplated herein:

               1. Appearance, Size & Location of Seattle Center: Increase, reduce, and change in any manner whatsoever the number, appearance, dimension, and locations of the Seattle Center walks, buildings, landscaping, parking, and service areas, and make improvements, alterations, and additions to the portions of the Premises that have been made available to SSI for its use;

               2. Traffic Regulation: Regulate all traffic within and adjacent to the Seattle Center;

               3. Admission Charges: Impose a reasonable charge for admission to the Seattle Center and facilities therein, including parking facilities at any time or manner except as limited by this Agreement;

               4. Rules & Regulation Promulgation: Promulgate, from time to time, reasonable rules and regulations regarding the use and occupancy of any area of Seattle Center; provided that no such rule or regulation that would directly or indirectly affect any right granted to SSI by this Agreement shall be promulgated without the Seattle Center Director's having given prior notice of such action to SSI and at least thirty (30) days to comment on such proposed action unless such promulgation is because of an emergency reasonably declared by the Seattle Center Director;

               5. Days & Hours For Operations: Determine the days and hours the Seattle Center and various business operations will be open to the public; and

               6.   Size, Number, Type & Identity of Concession Operations:
Determine the size, number, and type and identity of concessions, stores, businesses, and operations being conducted or undertaken at Seattle Center other than in the SSI Retail Facility or as authorized in the Food and Beverage Service Agreement or Novelties Concession Agreement.

          B. SSI Principal User: The City expressly agrees that in all matters to which this Agreement directly or indirectly applies, SSI is the principal user of the Coliseum and that SSI's convenience and enjoyment of such use shall be paramount to all other tenants and that no other use by a person or entity other than the City shall be permitted to conflict with or impair SSI's convenience and enjoyment of such use. The City shall take no action, or fail to take any necessary action, which in any manner undermines or impinges upon or restricts SSI's convenience and enjoyment of the Coliseum, unless specifically and expressly provided for in this Agreement. All ambiguities in this Agreement or disputes between the parties shall be resolved in accordance with this paragraph.

          C. Supervision and Control of Coliseum: The City shall at all times exercise overall supervision and control of the Coliseum, and shall be responsible for the construction, operation and maintenance of the same as well as for all contiguous external areas and of all fixtures necessary for SSI's use except as otherwise provided herein.


     XII. SSI EXCLUSIVE RIGHTS REGARDING THE SALE OF FOOD,
          BASKETBALL AND OTHER NOVELTIES, ADVERTISING, VIDEO PRODUCTION AND BROADCAST RIGHTS

          A. Exclusive Food Sales & Service Right: SSI is hereby granted the exclusive right and obligation to sell Food within the Coliseum. The terms and conditions of such exclusive right shall be as provided in the Food and Beverage Service

Agreement between the parties hereto, which agreement shall be subject to and subordinate to this Agreement and is or shall be attached hereto as Exhibit "H;" Provided, that such agreement shall not require separate authorization by ordinance for City execution unless such agreement is inconsistent with the provisions of paragraph 2.c) of Attachment l to the Memorandum of Understanding approved by City Council Resolution 28726. It is expressly understood that the City cannot grant this right to any other party during the Term of this Agreement.

          B. Exclusive Novelties Concession Sales and Rental Right: SSI is hereby granted the exclusive right to offer for sale or rental, and to sell and rent Basketball and Other Novelties at, in, and from the Coliseum on any Day of Game; and at, in, and from the SSI Retail Facility during the Term of this Agreement. The terms and conditions of such exclusive right shall be as provided in the Novelties Concession Agreement between the parties hereto, which agreement shall be subject to and subordinate to this Agreement and is or shall be attached hereto as Exhibit "1;" Provided, that such agreement shall not require separate authorization by ordinance for City execution unless such agreement is inconsistent with the provisions of Attachment 1 to the Memorandum of Understanding approved by City Council Resolution 28726. Nothing herein or in such other agreement shall limit the right of SSI to publish, manufacture, or distribute Basketball and Other Novelties outside the geographic area of the Seattle Center. It is expressly understood that the City cannot grant this right to any other party during the Term of this Agreement.

          C. Exclusive Advertising Display Service Right: SSI is hereby granted, subject to the provisions of Subsections XII.C.1-11, hereof, the exclusive right to provide all Advertising display services within the Coliseum, SSI Retail Facility, and Practice Facility as more specifically set forth below:

               1. Advertising Display's Focus: All Advertising displays in the interior of the Coliseum shall be designed, to the extent practicable (given that the sides of the Coliseum are primarily glass) to be primarily viewable by an audience that is inside, rather than outside, of the Coliseum.

               2. Advertisers' Obligation to Respect Family Orientation of Seattle Center: In exercising the rights granted by Subsection XII.C, SSI shall ensure that all contracts, agreements and understandings made with respect to the displaying of Advertising on the Premises require the advertiser to respect the family orientation of Seattle Center and, in particular, the Coliseum and SSI Retail Facility in developing copy and designs for Advertising to be displayed in any such building, and to require that all such Advertising be appropriate for Seattle Center and such building. In the event that the Seattle Center Director, in the exercise of such official's reasonable discretion, determines that any Advertising displayed in the Coliseum or SSI Retail Facility contains copy or any design element that is inappropriate to the family orientation of Seattle Center, the Seattle Center Director may request SSI to replace such Advertising. SSI shall request substitute Advertising in the event that copy supplied by an advertiser does not reflect the family orientation of Seattle Center.

               3. Prohibition Against Any Advertising Display for a Tobacco Product or Certain Alcoholic Beverages: In order to retain a family atmosphere in the Premises, SSI shall not sell or display any Advertising for any tobacco product anywhere on the Premises other than in the SSI Retail Facility, shall not sell or display any Advertising for any alcoholic beverage other than beer or wine that may be viewed in or from the lobby, concourses, or Seats of the Coliseum. SSI may sell and display Advertising for alcoholic beverages other than beer or wine only within the Food service areas associated with Club Seats and in Suites and in a manner that does not enable people outside of such areas to read such Advertising

               4. Advertising Display Opportunities Available for Hockey Franchise Acting as "Host Team" in Coliseum: Any semi-professional or professional hockey franchise using the Coliseum for events in which its team acts as the "host" or "home team" including but not limited to the Seattle Thunderbirds Hockey Club, Inc. and its successors and assigns shall have the exclusive right to provide Advertising services and to sell and display Advertising solely on the dasherboards erected for any hockey game presented by such entity in the Coliseum. SSI shall have the right to offer to the purchasers of SSI's Coliseum Advertising or any portion thereof, the right to advertise on the dasherboards at a charge to be set by the hockey franchise. If the purchasers of SSI's Coliseum Advertising or any portion thereof elect not to advertise on the dasherboards then the hockey franchise shall have the right to sell Advertising rights on the dasherboards but only at the charge offered to the purchasers of SSI's Coliseum Advertising or any portion thereof.

               5. City's Right to Temporarily Interrupt, Without Compensation to SSI, Certain Advertising Displays Due to Conflict with Theatrical Performance or User's Policies or Religious Tenets: Notwithstanding the Advertising rights granted to SSI herein, the City reserves the right to temporarily interrupt or otherwise prevent the illumination or display of particular Advertising on any and all signs installed by or for SSI in the Coliseum (other than the scoreboard) for any event or activity other than an SSI use authorized under this Agreement, without having to remit to SSI the payment contemplated in Subsection XII.C.6, hereof, whenever the Seattle Center Director determines, in the exercise of such official's discretion, that the illumination of such Advertising on SSI's sign(s) would conflict with any aspect of a third party's actual theatrical presentation or activity occurring within the area of the

Coliseum in which Seats are located (as opposed to the lobby, box office, concourses, concession facilities, the Food service areas associated with Club Seats, SSI Unlimited Use Facilities, and similar areas of the Coliseum); or such Advertising display (whether or not illuminated) would otherwise offend or be offensive to any announced policy of the Western Interscholastic Athletic Association, the National Collegiate Athletic Association, or any successor of either such entity, or any third party Coliseum user as a result of a user's religious tenet. (The exercise of this reserved right may be illustrated by the following nonexclusive examples: If the Coliseum were licensed or leased for use for the presentation of a musical or theatrical performance, circus, or similar event for which a blacking-out of the house is required during any portion of the performance itself (in contrast to the intermissions and the pre- and post-performance ingress and egress periods), then the illumination of Advertising displays in the area of the Coliseum in which Seats are located could be extinguished during such portion of the performance. Similarly, if the Coliseum were licensed or leased for use as the site of a religious organization's convention, and the religion of the members of such organization enjoined or proscribed the use of caffeinated beverages, and the Seattle Center Director is advised that the displaying of Advertising for a caffeinated beverage at such convention site would be offensive to the religious organization, then the displaying on SSI's signs of a logo, trademark, service mark, or other text or design element that promotes the sale or use, or contains the tradename of any caffeinated beverage could be limited, restricted, or otherwise interrupted during such third party's use of the Coliseum.) The City's right to interrupt or prevent the displaying of Advertising as reserved herein shall be exercised as specified in Subsection XII.C.8, hereof.

               6. City's Right to Temporarily Interrupt Advertising Displays Upon Payment of Compensation to SSI: The City may also temporarily interrupt or otherwise prevent the displaying of any particular Advertising on any of SSI's signs during an event upon the remittance to SSI of an amount equal to the pro-rated charge for such Advertising according to the applicable, published rate card for the same. For the purpose of this subsection, the term "event" shall be limited to any activity or presentation occurring in the Coliseum pursuant to a separate licensing agreement with the City authorizing such use, that is sponsored by any provider, distributor, or manufacturer or a service or product in competition with a service, product, or product line advertised on SSI's signs including but not limited to a meeting of a corporation's shareholders, one or more concerts by musicians on consecutive or non-consecutive days, or regional or national sports competition or exhibition. The City's right to interrupt or prevent the displaying of Advertising as reserved herein shall be exercised as specified in Subsection XII.C.8, hereof.

               7.   City's Right to Allow Temporary Advertising Displays:
Notwithstanding the Advertising rights granted to SSI herein, the City reserves the right to permit, on such conditions as the Seattle Center Director may specify in the exercise of such official's discretion, one or more third parties to display temporary Advertising (whether for commercial or non-commercial purposes) that is part of the presentation display of an event sponsor, such as a message incorporated within the staging and lighting, but only during any event or activity scheduled for presentation, in whole or in part, at the Seattle Center, including but not limited to Advertising that is by or for one or more entities or products in competition with any entity or product advertised on the scoreboard or other sign(s) installed by or for SSI.

               8. City Notice to SSI of Need for Advertising Display Interruption; SSI's Implementation of City Notice: The City's right to interrupt or prevent the displaying of Advertising, as reserved in Subsections XII.C.4-6, hereof, may be effected after the Seattle Center Director has given notice to SSI of such conflict, by requesting that SSI cover such sign(s) or the image(s) thereon, or by not providing electricity to illuminate the same, and by specifying the necessary period of such Advertising display interruption. Immediately following SSI's receipt of such request, SSI shall cover or discontinue the electricity service to the subject Advertising for the duration of the specified interruption period.

               9.   City's Right to Scoreboard Message Center Announcements at
Home Games:   At each Home Game SSI shall provide to the City, free of charge, use of time on the scoreboard message center aggregating not less than four (4) announcements of approximately fifteen (15) seconds, each, for the promotion of events being or to be held at the Seattle Center.

               10. Advertising Displays Constitute Improvements; Standards for Construction and Attractiveness: All Advertising displays constructed pursuant to this Agreement shall be deemed to be "improvements" subject to the provisions of Article XXI, hereof. No such Advertising display shall interfere, in any respect, with the City's maintenance of or service in the Coliseum. Unless otherwise agreed by the parties hereto, the Advertising displays installed in the Coliseum shall be limited to the number in, and shall have a quality of construction and display attractiveness that is equivalent to, the displays in the Salt Lake City Delta Center, as illustrated on Exhibit "J" attached hereto; SSI and the Seattle Center Director intend, however, to cooperate in the joint development of standards regarding Advertising displays for the Coliseum to address issues of number, quality of construction, and display attractiveness in a manner particularly suited to the Seattle market and the Coliseum as a unique facility therein and as an integral component of Seattle Center.
Notwithstanding the provisions of

Article XXV, hereof, in the event of any dispute regarding the number of Advertising displays or the quality of construction or the display attractiveness of any such Advertising display that cannot be resolved by agreement of the parties, such dispute shall be referred to a special Advertising display panel composed of three arbitrators. One such arbitrator shall be selected by the Seattle Center Director, another by the President of SSI, and the third selected by the other two arbitrators. No person shall be eligible to serve as such an arbitrator if such person, or such person's spouse or domestic partner is, or has been within the past two years, an employee of either party hereto or if such person has, or has had within the past two years, any contractual association with either party hereto.

               11. Title Sponsorship Identification: Appropriate identification signage shall be installed on the exterior and interior of the Coliseum for the purpose of identifying and giving recognition to the Coliseum's "title sponsor." All such signage shall be subject to the conditions of Subsection XII.C.10, and Articles IV and XXI, hereof. No Advertising display of SSI or any of other user of the Coliseum shall be erected or displayed in a way that obstructs, covers or otherwise interferes with any identification of the Coliseum by reference to the name of its "title sponsor."

     XIII.  EXCLUSIVE VIDEO PRODUCTION, BROADCAST & CABLECAST
            TRANSMISSION RIGHTS

          SSI hereby reserves and retains, for itself, the exclusive use and control of all rights to all Home Games or any other professional basketball games played in the Coliseum other than performances by the Harlem Globetrotters, including exclusive rights to preserve, transmit, or reproduce for hearing or viewing such games by whatever means or processes now exist or may hereafter be developed for such preservation, transmission, or reproduction including but not limited to radio and television broadcasting, motion picture and still photography, video taping and closed circuit pay-per-view and all forms of cablecasting or electronic transmission without any limitation. The City shall require every other user of the Coliseum including the Harlem Globetrotters to grant to SSI a first right of refusal with respect to the exercising of any such preservation, transmission or reproduction rights for and in connection with such other user's event or activity in the Coliseum; Provided, that this obligation shall not apply to any other Coliseum user's event or activity that, as of the date of such Coliseum use, is to be the subject of a national network broadcast or cablecast, or that is the subject of a contract enabling a third party to exercise any of such rights in the Coliseum and at least one other performance venue.


     XIV. TICKET ADMINISTRATION

          A. SSI Responsibilities: SSI shall have the exclusive responsibility for and control of the administration of all sales of tickets to Home Games except as otherwise provided in the Luxury Suite and Club Seat Marketing Agreement, including but not limited to the printing and distribution of tickets, the undertaking and conducting of group, season, and special package sales; the establishment of any and all prices for basic admission to SSI events and activities in the Coliseum and any service charge(s) thereon (but not the establishment by any unit of government of any tax on any such admission or service charges); collection and counting of receipts and accounting; and the purchase, installation, and maintenance of all equipment used in connection with such ticketing. As part of this responsibility, SSI shall assume all costs of such administration.

          B. Complimentary Tickets: SSI shall be authorized to determine in its sole discretion the number and recipients of complimentary admission tickets and credentials issued for admission to Home Games.


     XV.  INDEMNIFICATION; INSURANCE

          A.   Indemnification:

               1. SSI to Indemnify City: Except as provided in Subsection XV.A.3, hereof, SSI shall indemnify and hold the City harmless from any and all losses, claims, actions, and damages suffered by any person or entity by reason of or resulting from any negligent, reckless, or intentional act or omission of SSI or any of its agents, employees, invitees, concessionaires, contractors and any of their subcontractors in connection with use or occupancy of the Premises; and if, as a consequence of any such act or omission, any suit or action is brought against the City, SSI, upon notice of the commencement thereof, shall defend the same at no cost and expense to the City, and promptly satisfy any final judgment adverse to the City; Provided, that in the event the City determines that one or more principles of governmental or public law are involved, the City retains the right to participate in such action. Nothing contained in this subsection shall be construed as requiring SSI to indemnify the City against liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of the City or its officers, employees, or agents. The indemnification provided in this subsection shall survive the expiration or earlier termination of this Agreement.

                    2. City to Indemnify SSI: Except as provided in Subsection XV.A.3, hereof, the City shall indemnify and hold SSI harmless from any and all losses, claims, actions, and damages suffered by any person or entity by reason of or resulting from any negligent, reckless, or intentional act or omission of the City or any of its agents, employees, invitees, or contractors and any of their subcontractors in connection with use or occupancy of the Premises; and if, as a consequence of any such act or omission, any suit or action is brought against SSI, the City, upon notice of the commencement thereof, shall defend the same at no cost and expense to SSI, and promptly satisfy any final judgment adverse to SSI. Nothing contained in this subsection shall be construed as requiring the City to indemnify SSI against liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of SSI or any of its officers, employees, concessionaires, contractors, or agents. The indemnification provided in this subsection shall survive the expiration or earlier termination of this Agreement.

                    3.   Indemnification Regarding Any Alteration, Addition, or
Improvement: Where any bodily injury or damage to property results from or arises out of any construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, excavation, or other structure, project, development, or improvement attached to real estate, including moving and demolition in connection therewith, the indemnification provided pursuant to Subsections XV.A.1 and -.2, hereof, shall be limited to the extent of the indemnitor's negligence. The indemnification provided in this subsection shall survive the expiration or earlier termination of this Agreement.

               B. SSI's Liability Insurance: SSI shall maintain at all times during the use period specified in Article II, hereof, at no cost or expense to the City, one or more policies of commercial general liability insurance as required below:

                    1. Liability Limits: The limitations of liability shall not be less than Five Million Dollars ($5,000,000.00) Combined Single Limits (bodily injury and property damage) with a deductible or self-insurance retention of no more than Two Thousand Five Hundred Dollars ($2,500.00) for property damage, only.

                    2. Coverage: Coverage shall be provided for all risk liability on a "per occurrence" rather than "claims made" basis, for any injury, death, damage and/or loss of any sort sustained by any person, organization or corporation (including SSI, or any of its officers, employees and agents) in connection with or arising out of any act or omission of SSI, or any of its officers, employees, agents, or assigns upon the Premises and for any activity performed by SSI under this Agreement and shall include, but need not be limited to the following types (described in insurance industry terminology):

                    a.   Premises operations liability (O, L & T or M & C);
                    b.   Blanket contractual liability;

                    c.   Broad form property damage;
                    d.   Independent contractor (O & CP);
                    e. Automobile liability for owned, leased, hired or non-owned vehicles;
                    f.   Products and/or completed operations;
                    g. Personal injury, including coverages A, B, and C with no employee exclusion;
                    h.   Fire legal liability;
                    i.   Employees as additional insured; and
                    j.   Copyright/Trademark/Tradename infringement.

          All such insurance shall be primary to any other insurance that may be valid and collectable. SSI is not required to provide insurance coverage against the City's sole negligence, reckless act, breach of this Agreement, or violation of any law.

               3. Authorized Carriers: The insurance described herein shall be obtained from insurance companies duly authorized to issue such policies in the State of Washington, and having a rating of "A-" or better.

               4. Naming of City as Additional Insured: The City shall be named as an additional insured in such policy(ies) or an endorsement thereto, to the extent provided in Subsection XV.B.1, above, in the following manner:

          "The City of Seattle is an additional insured for all coverages provided by this policy of insurance and shall be fully and completely protected by this policy for any claim, suit, injury, death, damage or loss of any sort sustained by any person, organization or corporation in connection with activity upon or use or occupancy of certain facilities and automobile parking areas at Seattle Center, as well as any activity performed by the principal insured or an affiliate of the principal insured under a Premises Use & Occupancy Agreement with the City.

          "The coverages provided by this policy to the City shall not be terminated, reduced or otherwise changed in any respect without providing at least thirty (30) days prior written notice to The City of Seattle, c/o Seattle Center Facility Sales Office, 305 Harrison Street, Seattle, Washington 98109."

          C.   Evidence of Insurance:  SSI shall deliver to the
                         Risk Manager
                         Finance Department
                         The City of Seattle
                         600 Fourth Avenue
                         Seattle, WA 98104
or to such other official(s) and address(es) as City may hereafter specify, a copy of all policies required hereunder, and all endorsements thereto or other evidence to the reasonable satisfaction of the City Risk Manager or such official's successor, that SSI has secured or renewed and is maintaining insurance as required by this Agreement

               1. not less than ten (10) days prior to SSI's first use of any of the Premises pursuant to this Agreement; and

               2. within five (5) City business days prior to the expiration or renewal date of each such policy; and

               3. within five (5) City business days after SSI's receipt of a written request therefor.

          D. Assumption of Risk: The placement and storage by SSI of personal property on the Premises shall be the responsibility, and at the sole risk, of SSI.

          E. Adjustments of Claims: SSI shall provide for the prompt and efficient handling of all claims for bodily injury, property damage or theft arising out of the activities of SSI under this Agreement. SSI shall ensure that all such claims, whether processed by SSI or SSI's insurer, either directly or by means of an agent, will be handled by a person with a permanent office in the Seattle area.

          F. Remedies upon Failure to Insure: The Seattle Center Director shall notify SSI whenever the Seattle Center Director has a reasonable belief that SSI has failed to secure or maintain insurance as required by this Agreement. Notwithstanding any other provision of this Agreement, after its receipt of any such notice, SSI shall not enter upon the Premises until SSI has secured and is maintaining insurance as required by this Agreement. Alternatively, at the option of the Seattle Center Director, the City may procure the required insurance for and at the ultimate expense of SSI, from whatever source the Seattle Center Director or the City's Risk Manager deems reasonable. In the event the insurance required of SSI is procured by the City, SSI shall also reimburse all costs incurred by the City to secure such insurance coverage as well as a service charge, the initial amount of which shall be Two Hundred Fifty Dollars ($250.00); Provided, that from and after October 1, 1996, such initial service charge shall be increased by the amount of the total CPI adjustment that has been made in the annual rent pursuant to Subsection VIII.A.1.b, hereof, from October 1, 1996, through the date each such service charge becomes due and payable.

          G. Mutual Release and Waiver: For and in consideration of the execution of this Agreement, the City and SSI each hereby releases and relieves the other, and waives its entire claim of recovery from the other for loss or damage to owned or rented property arising out of or incident to fire, lightning and the perils covered under any extended coverage insurance policy or endorsement approved for use in the State of Washington, whether such loss or damage is due to negligence of either party or any agent or employee of either or any other person unless an insurance policy secured by either party hereto pursuant to this Agreement or otherwise would become void upon the making of such release and waiver.


     XVI. COMPLIANCE WITH LAW

     SSI and the City, each at its sole cost and expense, shall conform and comply with all applicable laws of the United States and the State of Washington, the Charter and ordinances of The City of Seattle, rules and regulations of the Seattle Center, Fire, Health, and Police Departments and licenses, permits and any directives issued by any authorized official thereof with respect to such party's responsibilities under this Agreement. In this connection,

          A. Licenses: SSI shall obtain and maintain in full force and effect during the Term of this Agreement, all licenses, permits and authorizations required of it by law and conform with all applicable requirements of any authorized person acting in connection therewith.

          B. Nondiscrimination in Employment: SSI agrees to and shall comply with all State and local laws and ordinances prohibiting discrimination with regard to race, color, national origin, ancestry, creed, religion, political ideology, age, sex, sexual orientation, marital status, or the presence of any sensory, mental or physical handicap.

               During the term of this Agreement,

                    "SSI shall not discriminate against any employee or applicant for employment because of creed, religion, race, color, sex, marital status, sexual orientation, political ideology, ancestry, national origin, or the presence of any sensory, mental or physical handicap, unless based upon a bona fide occupational qualification. SSI shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their creed, religion, race, color, sex, national origin, or the presence of any sensory, mental or physical handicap. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. SSI shall post in conspicuous places, available to employees and applicants for employment, notices to be provided by the City setting forth the provision of this nondiscrimination clause. SSI shall take affirmative action to ensure that all of its employees, agents and subcontractors adhere to this provision; Provided, nothing herein shall prevent an employer from giving preference in employment to a member of his/her immediate family.

                    "SSI shall, upon the request of the Director of the City's Human Rights Department, or his/her designee (hereinafter the `HRD Director') furnish to the HRD Director on such form as may be provided therefor, a report of the affirmative action taken by SSI in implementing the terms of this provision, and shall permit access to SSI's records of employment, employment advertisements, application forms, other pertinent data and records requested by the HRD Director for the purpose of investigation to determine compliance with this provision.

                    "If, upon investigation, the HRD Director determines that there is probable cause to believe that SSI has failed to comply with any of the terms of this provision, SSI shall be so notified in writing. The Seattle Center Director shall give SSI an opportunity to be beard after ten (10) days notice. If the Seattle Center Director concurs in the findings of the HRD Director, the Seattle Center Director may suspend or terminate this Agreement or withhold any funds due or to become due to SSI pending compliance by SSI with the terms of these provisions.

                    "Failure to comply with any of the terms of this provision shall be a material breach of this Agreement."

          C.   Women's and Minority Business Enterprise Utilization:

               1. Incorporation of Seattle Municipal Code Ch. 20.46: The provisions of Seattle Municipal Code Ch. 20.46, (Women's and Minority Business Enterprise Utilization Ordinance, as amended), are hereby incorporated by reference and made a part hereof as if fully set forth herein.

               2.   SSI's WMBE Obligations:  During the use period provided in
Article II, hereof, SSI shall:

                    a. Make every effort to utilize minority business enterprises and women's business enterprises as subcontractors;

                    b. Require its subcontractors to make every effort to utilize women's business enterprises and minority business enterprises; and

                    c. Maintain records reasonably necessary for monitoring compliance with the provisions of Seattle Municipal Code Ch. 20.46.

               3.   Noncompliance with SMC Ch. 20.46 Constitutes Material
Breach: The failure of SSI or any of its subcontractors to comply with any of the requirements of Seattle Municipal Code Ch. 20.46 shall be a material breach of this Agreement.

          D. Attendance and Safety Standards: The Seattle Fire Chief or his/her designee shall have the authority to determine, in the reasonable exercise of his/her discretion, the number of persons that may be admitted to, and safely and freely move about in, the Coliseum. SSI shall not sell or issue Home Game tickets or credentials for admission to the Coliseum in an aggregate number that exceeds the Seattle Fire Chiefs determined number. The City shall not admit to the Coliseum more people than the number so determined by the Seattle Fire Chief. SSI shall not permit any chair or movable seat or other obstruction to be erected or placed in any Coliseum passageway or fire exit. Sidewalks, grounds, entries, passages, vestibules, halls, elevators, abutting streets and all ways of access to the Coliseum shall not be obstructed by SSI or used for any purpose other than for ingress and egress to the Coliseum.

          E. Taxes: SSI shall pay, before delinquency, all taxes, levies, and assessments arising from its activities in, on, or involving occupancy and use of any Seattle Center facility including, but not limited to, taxes arising out of the occupancy of, or activity or business conducted in or from the Premises; taxes levied on SSI's property, equipment, improvements; and taxes levied on SSI's interest in this Agreement and any leasehold interest recognized by Ch. 82.29A RCW, and in the event the State of Washington makes any demand upon the City for the remittance of leasehold excise taxes payable by SSI as a consequence of SSI's occupation of the Premises or withholds funds due to the City to enforce collection of such leasehold excise taxes, SSI shall immediately pay the same together with all interest and penalties accessed in connection therewith, or, at its sole expense, shall contest such action and indemnify the City for all sums expended by, or withheld by the State from, the City in connection with such taxation; Provided, that SSI shall not be deemed to be in default as long as SSI, in good faith, is contesting the validity or amount of any such taxes.

          F.   Environmental Standards:

               1. Definitions: For the purpose of this subsection, the following terms shall be defined as provided below unless the context clearly requires a different meaning:

                    a. "Law or Regulation" means any environmentally related local, state or federal law, regulation, ordinance or order (including without limitation any final order of any court of competent jurisdiction of which SSI has knowledge), now or hereafter in effect including but not limited to the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste Amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-know Act of 1986, and the Solid Waste Disposal Act.

                    b. "Hazardous Substances" shall mean any hazardous, toxic, or dangerous substance, waste, or material that is regulated under any federal, state, or local statute, ordinance, or regulation relating to environmental protection, contamination or cleanup.

               2. City Representations & Warranties: The City represents and warrants that, to the best of its knowledge, the Premises and the real property on which the Premises are located do not contain any Hazardous Substances found in violation of any applicable Law or Regulation. The City further represents and warrants that, to the best of its knowledge, every mandatory requirement of any applicable Law or Regulation with respect to environmental hazards or Hazardous Substances affecting the Premises or the real property on which the Premises is located has been complied with. The City will comply with every applicable Law and Regulation regulating Hazardous Substances found in, on or about the Premises or the real property on which the Premises are located and promptly remedy any violation of each such Law or Regulation except with respect to Hazardous Substances generated or disposed of by SSI, or any of its employees, agents, concessionaires, or contractors or any of its contractor's subcontractors or materialmen, or other persons or entities.

               3. SSI's General Obligations: SSI shall not cause to occur upon the Premises or permit the Premises to be used to generate, produce, manufacture, refine, transport, treat, store, handle, dispose, transfer, or process Hazardous Substances except in compliance with all applicable Laws and Regulations. SSI shall provide the Seattle Center Director with SSI's USEPA Waste Generator Number if SSI's activities require such compliance, and with copies of all Material Safety Data Sheets (MSDS), Generator Annual Dangerous Waste Reports, environmentally related regulatory permits or approvals (including revisions or renewals) and any correspondence SSI receives from, or provides to, any governmental unit or agency in connection with SSI's handling of Hazardous Substances or the presence, or possible presence, of any Hazardous Substance on the Premises.

               4. SSI's Obligations Upon Violation of Conditions; City's Rights Upon SSI Violation: If SSI violates any of the terms of this section concerning the presence or use of Hazardous Substances or the handling or storing of hazardous wastes, such shall promptly take such action as is necessary to mitigate and correct the violation. If SSI does not act in a prudent and prompt manner, the City reserves the right, but not the obligation, to act in place (for which purpose SSI hereby appoints the City as its agent), to come onto the Premises and to take such action as the City deems necessary to ensure compliance or to mitigate the violation. If the Seattle Center Director determines that SSI is in violation of any law or regulation, or that SSI's actions or inactions present a threat of violation or a threat of damage to the Premises, the City reserves the right to enter onto the Premises and take such corrective or mitigating action as the City deems necessary. All costs and expenses incurred by the City where an actual violation had or would have occurred shall become immediately due and payable by SSI upon presentation of an invoice therefor.

               5. Environmental Inspections & Testing: SSI shall provide the City with access to the Premises to conduct an annual environmental inspection in January of each year of the term hereof or at such other time as may be mutually agreed upon. In addition, SSI shall permit the City access to the Premises at any time, upon reasonable notice, for the purpose of conducting environmental testing at the City's expense. SSI shall not conduct or permit others to conduct environmental testing on the Premises without first obtaining the Seattle Center Director's written consent, which shall not be unreasonably withheld. SSI shall promptly inform the Seattle Center Director of the existence of any environmental study, evaluation, investigation or results of any environmental testing conducted on the Premises whenever the same becomes known to SSI, and SSI shall provide a written copy of the same to the Seattle Center Director within thirty (30) days after the preparation of any such material.

               6. SSI's Removal of Hazardous Substances: Prior to vacation of the Premises, in addition to all other requirements under this Agreement, SSI shall remove any Hazardous Substances that SSI or any of its employees, agents, concessionaires, or contractors, or any of its contractor's subcontractors has placed on the Premises during the term of SSI's use of the Premises, and shall demonstrate such removal to the Seattle Center Director's reasonable satisfaction.

               7. SSI's Reimbursement of City Costs: In addition to any remedy provided above, the City shall be entitled to full reimbursement from SSI whenever the City incurs any cost resulting from SSI's violation of any of the terms of this section, including, but not limited to, the cost of clean-up or any other remedial activity, fines, penalties assessed directly against the City, injuries to third persons or other property, and loss of revenue resulting from an inability to release or market the Premises due to its environmental condition as the result of SSI's violation of the terms of this Agreement (even if such loss of revenue occurs after the expiration or earlier termination of this Agreement).

               8. Indemnification: In addition to all other indemnities provided in this Agreement, and notwithstanding the expiration or earlier termination of this Agreement, SSI and the City agree to defend, indemnify and hold the other free and harmless from any and all claims, causes of action, regulatory demands, liabilities, fines, penalties, losses, and expenses, including without limitation cleanup or other remedial costs (and including attorneys' fees, costs and all other reasonable litigation expenses when incurred and whether incurred in defense of actual litigation or in reasonable anticipation of litigation), arising from the existence or discovery of any Hazardous Substance on the Premises or on the real property on which the Premises are located resulting from a violation of the terms of this section, or the migration of any Hazardous Substance from the Premises or from the real property on which the Premises are located to other property or into the surrounding environment that is the result of a violation of the terms of this section, by that party whether (a) made, commenced or incurred during the term of this Agreement, or (b) made commenced or incurred after the expiration or termination of this Agreement if arising out of an event occurring during the term of this Agreement. The indemnification provided in this subsection shall survive the expiration or earlier termination of this Agreement.


     XVII.     CITY'S ACCESS TO PREMISES; INSPECTION, REPAIR,
               AND IMPROVEMENT OF PREMISES

          A. Access to Premises: SSI and the City shall provide each other with access to the Premises at all reasonable times to inspect the same and to make any repair, improvement, alteration or addition thereto or any property owned by or under the other party's control as provided in this Agreement.

          B. Permitted Interference With Either Party's Operations: In inspecting, and in making repairs, alterations, additions, and improvements, either party may erect barricades and scaffolding in and outside of the Premises, and may otherwise interfere with the conduct of the other party's business and operations where such action is reasonably required by the nature of the work; and such interference shall not be deemed to be a breach or default under this Agreement. The City shall use its best efforts to minimize interference with access to and from the Premises and with SSI business and operations in, on, or from the Premises.

          C. Retention and Use of Keys to Premises: Each party shall deliver to the other such keys as are necessary to enable the other party at any time, to unlock any door in and to the Premises for which such party may have a reasonable need of access, excluding doors to vaults, safes, and files. In addition, City shall have the right to use any and all means that the Seattle Center Director deems proper to obtain entry to the Premises in an emergency without liability to SSI except for any failure to exercise due care for SSI's property. Any entry to the Premises obtained by either party by reasonable means shall not be construed or be deemed, under any circumstances, to be a forcible or unlawful entry into, or a detainer of, the Premises or a termination of SSI's license to use and occupy the Premises or any portion thereof.


     XVIII.    NO NUISANCES OR OBJECTIONABLE ACTIVITY

     Neither party shall permit any objectionable noise, odor, dust, vibration, or other similar substance or condition to remain on or be emitted from the Premises; or create any nuisance in or adjacent to the Premises; or do anything on the Premises that will create an unreasonable danger to life or limb; Provided, that noise emanating from the audience during a Home Game shall not be subject to this provision.


     XIX. SUBCONTRACTING AND TRANSFER OF OWNERSHIP

          A. Subcontracting: SSI shall not subcontract to another person or entity other than an entity controlled by SSI any of its responsibilities or obligations under this Agreement without the prior Approval of the Seattle Center Director, which Approval shall not be unreasonably withheld. Any subcontract shall be subject to all pertinent terms and provisions of this Agreement. No subcontract under this Agreement shall release or relieve SSI of or from any of the obligations on SSI's part to be kept and performed under this Agreement; provided, however, that provisions of this Subsection XIX.A shall be inapplicable and without effect with respect to the assignment or other transfer of this Agreement as part of the sale, assignment, or other transfer of any ownership interest, in whole or in part, in SSI or interest in the Seattle SuperSonics NBA Franchise.

          B.   Transfer Of Ownership Interest:

               1.   SSI's Delivery of Instrument of Assumption and Agreement:
In the event of the sale, assignment or other transfer of any ownership interest in the SuperSonics or in SSI, or both to any third party or parties, SSI shall cause to be delivered to the Seattle Center Director, immediately after such assignment, sale, or transfer, an instrument, in writing, executed by the assignee, grantee, purchaser or transferee, in which such person shall assume and agree to perform all of the terms and provisions of this Agreement to the extent to the interest acquired. Except as is provided in Subsections XIX.B.2 and -.3, hereof, there shall be no other restraints on the assignment, grant, purchase, sale or other transfer by SSI of any ownership interest in the SuperSonics or in SSI.

               2. Release of SSI Upon Total Assumption of SSI's Obligations by Other Party: Upon the delivery by SSI of an instrument of assumption and agreement as contemplated in Subsection XIX.B.1, hereof, executed by the assignee, grantee, purchaser, or transferee acquiring one hundred percent (100%) of SSI's interest in the SuperSonics and this Agreement, each and every obligation of SSI hereunder shall become null and void as to SSI and SSI shall have no further direct or indirect liability or obligation hereunder to the extent of that assumption, notwithstanding any other provision of this Agreement.

               3. Joint & Several Liability of SSI and Other Party Where SSI's Obligations Are Not Totally Assumed: In the event less than one hundred percent (100%) of SSI's interest in the SuperSonics and this Agreement is assigned, granted, purchased by, or transferred to, one or more other persons or entities, SSI shall remain jointly and severally liable with such other persons and entities for the performance of its obligations hereunder.


     XX.  RELATIONSHIP WITH NBA

          A. Warranty and Special Covenant: SSI hereby warrants to, and specially covenants and agrees with, the City as follows:

               1. SSI's Ownership of Valid NBA Franchise: SSI is the owner and holder of a valid effective NBA franchise that permits and authorizes the SSI to operate a professional basketball team in the Coliseum; and

               2. No NBA Prohibition or Limitation on SSI's Ability to Execute or Carry Out Agreement: No rule, regulation, policy, Constitution or Bylaw (or any provision of any thereof) of the NBA prohibits, limits or affects in any manner or respect the right or power of SSI to enter into, accept, or perform each and every one of the terms, commitments and provisions of this Agreement; and

               3.   NBA Commissioner Has Approved Agreement:     This Agreement
has been approved by the Commissioner.

          B. SSI Subject to NBA Rules and Regulations. The activities of SSI in owning and playing a professional basketball team in the NBA and in matters related to such activities and the obligations of the Seattle NBA team under this Agreement are subject to the Constitution, Bylaws, and Rules and Regulations of the NBA; provided, however, that nothing in such Constitution, Bylaws, Rules and Regulations shall relieve SSI of its obligation to pay amounts in accordance with this Agreement except in the instance of a strike or work slowdown directed against the NBA or SSI by professional basketball players employed by SSI or a lockout of such players by SSI or the NBA during which SSI does not use the Coliseum for any purpose.


     XXI. IMPROVEMENTS, ADDITIONS, AND ALTERATIONS

          A. Prior Approval of Plans and Specifications Required: SSI shall submit to the Seattle Center Director, for Approval, schematic designs, design development drawings, and final working drawings and specifications for the undertaking of any and all demolition, construction, improvement, alteration or addition in or on the Premises or any portion thereof other than a portion solely within the Unlimited Use Facilities unless a City structural, utility, or mechanical system is affected by such work, or such work is likely to increase the extent or cost of maintenance required of the City under this Agreement, and unless the design, drawings, and specifications relate to the exterior appearance of the Practice Facility or SSI Retail Facility, in which case SSI shall submit such designs, drawings and specifications to the Seattle Center Director for Approval. All such designs, drawings and plans shall be prepared by a licensed architect or engineer, who shall have affixed to the same his/her signature and seal. SSI shall not begin any demolition or the construction of any improvement, addition, or alteration in or on the Premises subject to the Approval of the Seattle Center Director until after such Approval has been given, which Approval shall not be unreasonably withheld.

          B. No Representation or Liability Created by Approval: The Approval of such plans and specifications by the Seattle Center Director shall not constitute an opinion or representation by the City as to their compliance with any law or ordinance or their adequacy for other than the Seattle Center

Department's purposes; and such Approval shall not create or form the basis of any liability on the part of the City or any of its officers, employees, or agents for any injury or damage resulting from any inadequacy or error therein or any failure to comply with applicable laws or ordinances.

          C. Work Inconsistent with Approved Plans and Specifications: No improvement, alteration, or addition shall be constructed, placed, or erected on the Premises except in accordance with plans and specifications therefor with respect to which the Seattle Center Director has given Approval. Immediately following SSI's receipt of notice by the Seattle Center Director of any variation between the approved plans and specifications and any improvement, addition, or alteration in, on, or being made to the Premises, SSI shall either desist from occupation, use, and operation of such improvement, addition, or alteration and remove it from the Premises or make it consistent with such approved plans and specifications or submit the matter within ten days to arbitration pursuant to the provisions of Article XXV to determine whether the variation was materially different than what was approved. No change shall be made to any electrical wiring or other utility serving the Premises as of the commencement date of this Lease or at any time subsequent thereto, other than a change made by a properly licensed electrical contractor or electrician, or plumbing contractor or plumber.

          D. Extra Charges: In the event an improvement, addition, or alteration made or desired to be made by SSI requires or would require any change in any facility, utility or service provided by the City, SSI shall pay, as an additional charge, any costs incurred by the City in making such change or otherwise in connection therewith.

          E.   Improvements, Additions, and Alterations Become City Property:
All improvements, additions, and alterations made to the Premises by SSI including but not limited to the Coliseum scoreboard and other equipment to be provided by SSI pursuant to Subsection IX.D.1.a, hereof, shall become the property of the City upon the expiration of the Term, and shall remain in, and be surrendered with the Premises, as a part thereof at that time without molestation, disturbance, or injury. Trade fixtures and equipment of SSI including but not limited to Advertising displays installed by or for SSI shall remain the property of SSI and may be removed by SSI upon the expiration or earlier termination of this Agreement, consistent with the requirements of Subsection XXVII.B, hereof.

          F. Improvements, Additions & Alterations At SSI Expense: All improvements, additions, and alterations made to the Premises by SSI to convert the same to the condition desired by SSI shall be at the expense of SSI and at no cost to the City unless otherwise specifically agreed by the parties, in writing.

          G. Construction Bond: Prior to commencing any alteration, addition or improvement work on the Premises, SSI, if required by the Seattle Center Director, shall file with such official a good and sufficient corporate surety bond subject to approval by the City Attorney as to form and surety, conditioned upon the completion and installation of said addition, alteration or improvement as described in plans submitted to and given Approval by the Seattle Center Director and in accordance with the provisions of this Agreement and all licenses, permits, ordinances, statutes, regulations and laws governing the making of the same, and further conditioned upon the payment of all persons supplying labor and material for the making of said addition, alteration or improvement, and upon the making of said addition, alteration, or improvement without cost and expense to the City; provided, however, that the Seattle Center Director may waive or reduce this surety bond requirement if, in the opinion of the Seattle Center Director, such surety bond coverage either is unavailable or available only at an cost deemed by the Seattle Center Director to be unreasonable under the circumstances.

          H. Construction Liability Insurance: SSI shall require its general contractor to furnish and maintain, at no cost to the City, during the full period of the making of any part of any physical addition, alteration or improvement to the Premises having a cost of Five Thousand Dollars ($5,000.00) or more, a policy of public liability and property damage insurance issued by an insurance company licensed to do business in the State of Washington, protecting SSI and the City from any and all claims for damages for personal injury, including death, and for property loss or damage that may arise from any activity related to the making of said addition, alteration or improvement, whether such activity is by SSI, its contractor(s), any subcontractor, or by anyone directly or indirectly employed by or under contract to any of them.
Said policy shall provide coverage in the following minimum amounts: One Million Dollars ($1,000,000) Combined Single Limit, One Million Dollars ($1,000,000) Annual Aggregate. Such policy shall name The City of Seattle as an additional insured and provide that the terms thereof cannot be modified or terminated without thirty (30) days' prior written notice to the City, all in the manner and form required by the City's Risk Manager or such official's successor. Evidence of such insurance must be provided to the City's Risk Manager consistent with the requirements of Subsection XV.C, hereof, prior to the commencement of any such work. All such insurance shall be primary to any insurance maintained by the City.

          I. Delivery of "As-Built" Drawings: Immediately after the completion of each improvement, addition, or alteration to the Premises, SSI shall deliver to the Seattle Center Director a complete set of reproducible drawings on mylar sheets not smaller than 2' x 3' reflecting the final "as-built" condition of said improvement, addition and alteration, together with either the original or a copy of all maintenance and operation manuals necessary for the repair and maintenance of any structural, mechanical, or electrical building system or piece of equipment installed on the Premises that is not a removable trade fixture.

          J. Testing of Premises: SSI may make such tests, borings and other minor disturbances of the Premises as may be necessary to develop designs and plans for all required or desired improvements, additions and alterations to the Premises, including installations and modifications to accommodate changes in trade fixtures intended for use on the Premises. A report of the findings and results of each such test or boring shall be submitted to the Seattle Center Director within thirty (30) days after the date such findings and results are obtained.


     XXII.  DAMAGE AND DESTRUCTION

          A. Notice: In the event that the Coliseum, or any portion thereof, is destroyed or damaged in any manner that limits or prevents the playing, exhibition, attendance at, or viewing of a Home Game, or the exercise by SSI of any other rights granted to it by this Agreement (an "Occurrence"), SSI or the City, as the case may be, shall submit a notice to the other party regarding the existence and extent of such damage or destruction within forty-eight (48) hours after such party's discovery of the Occurrence.

          B.   City Notice of Intentions Regarding Rebuilding of Coliseum:

               1. Circumstances Under Which City Obligated to Repair & Restore Coliseum After Occurrence: In the event of an Occurrence, the City shall immediately undertake such repair and restoration work as may be necessary to completely restore the Coliseum to at least the condition it was in immediately prior to the Occurrence where (i) the reason for the Occurrence was a risk that was not excluded from coverage under Subsections B.1.a-g of the "Causes of Loss
- - Special Form" standard 1S0 1983, 1989 Special Risk Property Insurance Form ("CP 10 30 10 90") and (ii) the cost of such work is estimated to not exceed "Y" in the following formula:


          Y    =    C    x  N  where:
                    --
                    15

     "C"       =    the total cost paid by the City to construct and equip the
                    Coliseum; and
     "N"       =    the number of full years remaining in the Agreement term;

Provided, that even if the City is not obligated to restore and repair the Coliseum according to the above formula, the City may, nonetheless, at its election, perform such restoration and repair pursuant to the provisions of this Article XXII.

               2.   City Notice of Intent to Restore & Repair Coliseum After
Occurrence: The City shall give notice to SSI as soon as practicable after the Occurrence regarding the City's assessment of the extent of damage or destruction that has occurred and of the City's determination whether or not to restore and repair the Coliseum; Provided, that such notice to SSI shall not be given later than one hundred (100) calendar days after the Occurrence. In addition, if such notice advises SSI of the City's determination to not restore or repair the Coliseum, the notice shall also set forth in detail the reasons why such determination is in compliance with the terms of this Article XXII.

          C.   SSI Remedies During City Repair and Restoration of Coliseum:

               1. In the event that the City undertakes and completes the repair and restoration of the Coliseum after an Occurrence, then the annual rent or adjusted rent and additional rent required by Subsections VIII.A.1 and 2, hereof, shall be abated by an amount equal to "Z" in the following formula:

                    N                   AS
                    --                  --
          Z    =    41   x    R    x    T5   where:

     "N"       =    the number of Home Games that could not be played in the
                    Coliseum because of the Occurrence that were scheduled between the date of the Occurrence and the Use Commencement
                    Date for the repaired Coliseum;

     "R"       =    the annual rent or adjusted annual rent, as appropriate, due between the date of the Occurrence and the Use Commencement
                    Date for the repaired Coliseum;

     "AS"      =    the number of Seats from which a Home Game cannot be
                    reasonably viewed because of the Occurrence; and

     "TS"      =    the total number of Seats in the Coliseum.

               2. City's Liability for SSI Damages After Thirteenth Month Following Occurrence & Prior To Restoration of Coliseum: In the event that Coliseum repair and restoration work required because of an Occurrence takes longer than one hundred (100) days, in addition to the abatement of rent and adjusted rent as provided in Subsection XXII.C.1, hereof, the City shall compensate SSI for all damages and losses that SSI reasonably incurs as a result of the Occurrence from the first day of the thirteenth (13th) month after the Occurrence through the latest Use Commencement Date.

          D. No Liability for Termination: The termination of this Agreement by either the City or SSI as provided in this Article XXII, hereof, shall not create any liability on or of the terminating party for the benefit of the other party.


     XXIII.  SUSPENSION OF OBLIGATIONS (FORCE MAJEURE)

     Whenever a party's performance of any obligation under this Agreement except those obligations set forth in Article rn is prevented by an act of war or warlike operation by a foreign nation; a labor dispute including a strike, lock-out, or walkout including such labor dispute between SSI or the NBA and players employed by the NBA; then the performance of such affected obligation shall be suspended, but only for so long as such performance remains beyond the reasonable control of such party. SSI's obligations hereunder shall not be suspended, however, if during any such labor dispute, SSI uses any portion of the Premises for the practicing for, or the playing of, any professional basketball game by persons who are not participants in such labor dispute.


     XXIV.  NOTICES

     Any notice or communication to be given by one party to the other under this Agreement must be in writing; and if given by registered or certified mail, such notice or communication shall be deemed to have been given and received when a registered or certified letter containing such notice or communication, properly addressed, with postage prepaid, is deposited in the United States mail, but if given otherwise than by registered or certified mail, it shall be deemed to have been given when received by the party to whom it is addressed. Such notices or communications shall be delivered or sent to the following respective addresses or to such other addresses as the parties, from time to time, may specify in writing:

               If to the City:

                    Seattle Center Director
                    Seattle Center Department
                    The City of Seattle
                    305 Harrison Street
                    Seattle, WA 98109

               If to SSI:

                    SSI Sports, Inc.
                    Attn:  President
                    190 Queen Anne Avenue North

                    2nd Floor
                    Seattle, WA 98109


     XXV. ARBITRATION

          A. Disputes To Be Resolved Through Arbitration: All claims, disputes and other matters in question between the parties arising out of, or relating to provisions of this Agreement shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect unless the parties mutually agree otherwise or unless the claim, dispute, or matter in question relates to the provisions of Article II ("Term; Use Period"), Article III ("Termination of Current Agreement Providing Seattle Center Space for SuperSonics Home Games Use"), Article IV ("Coliseum Design and Construction"), Article V ("Coliseum Planning & Construction Schedule; SSI Opportunities to Void Agreement"), Subsection XVI.F ("Hazardous Substances") or Article XIX ("Subcontracting and Transfer of Ownership"). The dispute shall be determined by majority vote of a panel of three arbitrators, unless the parties agree to have the matter decided by a single arbitrator. The written decision of the arbitrator(s) shall be final and binding on all parties to the arbitration proceeding. The costs and expenses (including reasonable attorneys' fees) of the arbitration proceeding shall be assessed in favor of the prevailing party by the arbitrator(s), and the assessment shall be set forth in the decision and award of the arbitrator(s). The parties recognize that a need may arise for a more expeditious resolution of disputes concerning Article IV ("Coliseum Design and Construction") and therefore will make their best efforts to develop a mutually satisfactory informal dispute resolution mechanism for such matters.

          B. Limitations on Arbitration Scope: No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner any parties other than the parties to this Agreement and any other persons substantially involved in a common question of fact or law, whose presence is required if complete relief is to be accorded in the arbitration.
No parties other than the parties to this Agreement shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Any consent to arbitration involving an additional person or persons shall not constitute consent to arbitration of any dispute not described therein. The foregoing agreement to arbitrate and any other agreement to arbitrate with any additional parry duly consented to by the parties hereto shall be specifically enforceable under prevailing arbitration law.

          C. Notice of Demand for Arbitration: Notice of the demand for arbitration shall be filed in writing with the other

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

party and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

          D. Limitation on Judicial Relief: No proceedings based upon any claim arising out of or related to this Agreement shall be instituted in any court by any party hereto against any other parry hereto except (i) an action to compel arbitration pursuant to this Section, (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section, (iii) to file arbitration award as a judgment, and (iv) proceedings brought by SSI for injunctive relief or any other interim remedy to protect SSI's rights under this Agreement.


     XXVI.  DEFAULT AND REMEDIES THEREFOR

          A. Act of Default and Breach by the Parties: In addition to the acts and omission described this Agreement, the following acts and omissions shall constitute a default and material breach of this Agreement:

               1. SSI's Failure to Insure: The failure of SSI to comply with all of the requirements of Article XV, hereof, regarding insurance; or

               2. SSI's Abandonment of Premises: The abandonment or vacating of the Premises by SSI without cause; or

               3. SSI's Nonremittance of Amounts Due City: The failure of SSI without cause to pay to the City, in a timely manner, the amounts due under
Article VIII, hereof; or

               4. City's Failure to Maintain Premises: The failure of the City to maintain the Premises as required by this Agreement; or

               5. Violation of Other Provisions of Agreement: The failure by either party to perform or the violation of any other condition, warranty, covenant or provision of this Agreement where such default or deficiency in performance was not remedied within a reasonable time unless -a specific period of time is specifically provided for herein.

          B. Notice to Cure: In the event either party fails to perform any obligation hereunder, whether imposed by law, ordinance, regulation, or otherwise, or violates any provision of this Agreement, the other party shall notify such party of such failure or violation and, except where impracticable, shall provide the other with a reasonable period to correct, remedy or cease such failure or violation, which period shall not exceed ninety (90) days after the date of such notice unless the nature of the notified party's obligation is such that more than ninety (90) days is reasonably required for its performance, in which case the notified party shall not be in default if, within such ninety (90) day period, it commences the activity necessary to enable it to perform and thereafter diligently undertakes such activity to its completion. Nothing in this Agreement shall enable SSI to avoid liability for interest on any delinquent payments due to the City.

          C. Rights Upon Default and Breach: After expiration of the cure period provided pursuant to Subsection XXVI.B, hereof:

               1. City Rights Upon SSI Default & Breach: In the event SSI fails to correct, remedy, or cease such failure or violation within the time specified in the City's notice, the City may thereafter terminate this Agreement without any further proceedings, reenter the Premises, lease and license others to use said Premises and receive rent and license fees therefor as if this Agreement had not been made; provided, that SSI shall remain liable for the full amount due to the City pursuant to Article VIII, hereof, as and when due, but may offset against such liability the amount received by the City as a consequence of such subsequent lease or license. The City shall also have such other remedies as may be available to it, which shall include, without limitation, injunctive relief and damages. The City shall take all reasonable measures to mitigate any damages.

               2. SSI Rights Upon City Default & Breach: In the event the City fails to correct, remedy, or cease such failure or violation within the time specified in SSI's notice, then in addition to any other remedies available to SSI, which shall include, without limitation, injunctive relief, damages, and the withholding of rent, SSI may terminate this Agreement, whereupon all SSI's obligations that had not been incurred as of the effective termination date, including the obligation to pay future rent, shall terminate.

          D. Termination by Court Decree: In the event that any court having jurisdiction renders a decision that has become final and that prevents the performance by the City of any of its obligations under this Agreement, either party may terminate this Agreement, without recourse, by providing written notice of termination to the other party, specifying the effective date thereof, as of which date all rights and obligations that accrued prior to the effective date of termination shall terminate.


     XXVII.    SURRENDER OF PREMISES; HOLDING OVER

          A. Surrender and Delivery: Upon the expiration or termination of the use period specified in Article II, hereof, whichever is earlier, SSI shall surrender the Premises and promptly deliver to the Seattle Center Director all keys SSI, its officers, agents, and employees may have to the Seattle Center and the Premises.

          B. Removal of SSI's Property: Prior to the expiration of the use period specified in Article R, hereof, or in the event this Agreement is terminated, within fifteen (15) days after the termination date, whichever is earlier, the SSI shall remove, at its sole expense, all trade fixtures, trade furnishings, trade equipment, Advertising displays and other personal property owned or installed by SSI in, on, or from the Premises, taking due care to not unreasonably injure or damage the Premises, and shall make such repairs to the Premises as shall be necessary to restore the same to their condition as of the commencement date of the use period specified in Article II, hereof, ordinary wear and tear and improvements, additions, and alterations approved by the City excepted. Notwithstanding any other provision hereof, improvements, additions, and alterations installed on the Premises by the City or by SSI with the City's Approval shall not be removed without the express, written authorization of the Seattle Center Director.

          C. Storage of SSI's Property: In the event SSI fails to remove all fixtures, furnishings, trade equipment, and other personal property owned by SSI on or by the time specified in Subsection XXVII.B, hereof, the City may, but shall not be required to, remove such material from the Premises and store the same, all at SSI's expense; and in the event the City removes or arranges for the storage of such material, SSI shall reimburse the City for all costs incurred in connection with such removal or storage, including any administrative costs, which reimbursement shall be paid within thirty (30) days after the date of the City's invoice therefor.

          D. Holdover Use and Occupancy of Premises: In the event SSI, with the consent of the City, holds over after the expiration or termination of the use period specified in Article II, hereof, whichever is earlier, SSI shall be bound by all of the provisions of this Agreement during such holdover period.

          E. No Claims for Removal: In no event shall SSI make any claim or demand upon the City nor shall the City be liable for any inconvenience, annoyance, disturbance, or loss of business or any other damages suffered by SSI arising out of such removal operations under Subsections XXVII.B and C., hereof.


     XXVIII.   MISCELLANEOUS PROVISIONS

     A. City Warranty of Title and Authority: The City represents and warrants to SSI that the City holds fee simple title to the Premises, free from any liens or encumbrances and has the full right, power and authority to enter into this Agreement with

SSI. Subject to SSI's compliance with all applicable terms and conditions of this Agreement, the City covenants and agrees that throughout the term of this Agreement, SSI shall be permitted to lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises and any appurtenant rights granted to SSI hereunder during the term without hindrance or ejectment by the City or the successors or assigns of the City or anyone acting by, through or on behalf of the City.

     B. Use of Language: Words used in the neuter gender include the masculine and feminine; and words used in the singular or plural includes the other as the context may require.

     C. Captions: The titles of sections and subsections are for convenience only and do not define or limit the contents.

     D. Amendments: No modification or amendment of the provisions of this Agreement shall be effective unless written and signed by the authorized representatives of the parties hereto. The parties hereto expressly reserve the right to modify this Agreement from time to time by mutual agreement.

     E.   Time of Essence:  Time is of the essence in this Agreement.

     F. Remedies Cumulative: Except as otherwise provided herein, rights under this Agreement are cumulative; failure to exercise on any occasion any right shall not operate to forfeit such right on another occasion. Each party shall also have any other remedy given by the law. The use of one remedy shall not be taken to exclude or waive the right to use another.

     G. No Waiver: No action other than a written notice by one party to the other specifically stating that such notice has the effect of waiver, shall constitute a waiver of any particular breach or default of such other party. No such notice shall waive SSI's failure to fully comply with any other term, condition, or provision of this Agreement, irrespective of any knowledge any City officer, employee, or agent may have of any breach or default of, or noncompliance with, such other term, condition, or provision. No waiver of full performance by either party shall be construed, or operate, as a waiver of any subsequent default of any of the terms, covenants and conditions of this Agreement. The payment or acceptance of rent for any period after a default shall not be deemed a waiver of any right or acceptance of defective performance.

     H. Limited Effect of Approval by Seattle Center Director: Action of the Seattle Center Director pursuant to or in implementation of this Agreement does not constitute any official action by any other City Department or official that may be required by law, City Charter, ordinance, rule or regulation before SSI may rightfully commence, suspend, enlarge, or terminate any particular undertaking or may obtain or exercise any particular right or privilege under this Agreement.

     I. No Relationship: In no event shall the City be construed to be a partner, associate, or joint venturer of SSI, or any party associated with SSI. SSI is not an agent of the City for any purpose whatsoever. SSI shall not create any obligation or responsibility on behalf of the City or bind the City in any manner.

     J. Powers of the City: Nothing contained in this Agreement shall be considered to diminish the governmental or police powers of the City.

     K. Binding Effect: The provisions, covenants and conditions in this Agreement apply to bind the parties, their legal representatives, successors, and assigns.

     L. Enforcement of this Agreement: The obligations of the parties to this Agreement are unique in nature; this Agreement may be specifically enforced by either party.

     M. Invalidity of Particular Provisions: Should any term, provision, condition or other portion of this Agreement or the application thereof be held to be inoperative, invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall continue in full force and effect.

     N. Costs of Suit and Attorneys' Fees: If either party shall commence suit to enforce any terms or condition or covenant herein, or in any other action for relief against the other, declaratory or otherwise, arising out of this Agreement, the nonprevailing party in such action shall pay the prevailing party, in addition to any judgment, a reasonable sum as attorneys' fees together with costs of litigation through arbitration or trial including appellate proceedings.

     O. Applicable Law; Venue: This Agreement shall be construed under the Law of the State of Washington. Venue for any action brought hereunder shall be in King County, Washington.

     P. Previous Agreements Superseded: The terms and conditions of this Agreement supersede the terms, obligations and conditions of any existing or prior agreement or understanding, written or oral, between the parties regarding the Premises other than the terms, obligations and conditions of the March 22,1993 Memorandum of Understanding, which is superseded only to the extent the terms and conditions of this Agreement are inconsistent with such Memorandum of Understanding or as expressly provided herein.

     Q. Construction of Agreement: The parties to this Agreement acknowledge that it is a negotiated agreement, that they have had

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

the opportunity to have this Agreement reviewed by their respective legal counsel, and that the terms and conditions of this Agreement are not to be construed against any party on the basis of such party's draftsmanship thereof.

     R. Incorporation of Exhibits; Entire Agreement: This Agreement, including the following attached exhibits:

          Exhibit "A"    Coliseum Floorplan showing Club Seat and Courtside Seat
                         locations
          Exhibit "B"    Coliseum Site Map showing, inter alia, the South
                         Coliseum Parking Lot
          Exhibit "C"    Coliseum Floorplan showing Function Room locations
          Exhibit "D"    Map showing Practice Facility site
          Exhibit "E"    Ground Lease for Practice Facility site
          Exhibit "F"    Map showing SSI Retail Facility location
          Exhibit "G-1"  Coliseum Floorplans showing SSI Unlimited Use
                         Facilities
          Exhibit "G-2"  Coliseum Floorplans showing authorized SSI use and occupancy areas on any Day of Game
          Exhibit "H"    Food and Beverage Service Agreement
          Exhibit "1"    Novelties Concession Agreement
          Exhibit "J"    Photographs of "Look & Feel" of Salt Lake City Delta
                         Center
          Exhibit "X"    February 4, 1994 communication from Director of
                         Construction and Land Use

which exhibits, by this reference, are incorporated herein, contains and constitutes all of the covenants, promises, agreements, and conditions, either oral or written, between the parties regarding the subject matter thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by having their authorized representatives affix their signatures in the space below:


SSI SPORTS, INC.                        THE CITY OF SEATTLE


By: /s/ Barry A. Ackerley               By: /s/ Virginia Anderson
   ---------------------------             ----------------------------
   Chairman                                Seattle Center Director



By: /s/ Robert Whitsitt
   ---------------------------
   President

Pursuant to Ordinance _________

STATE OF WASHINGTON )
                    )  ss:
COUNTY OF KING      )

     On this  2nd  day of   March       , 1994, before me, the undersigned, a
Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Virginia Anderson, to me known to be the Seattle Center Director, who executed the foregoing instrument, and acknowledge said instrument to be the free and voluntary act and deed of The City of Seattle, for the uses and purposes herein mentioned, and on oath stated that she is authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


 /s/ Carolyn C. Gossard                 Carolyn C. Gossard
     -----------------------            ---------------------------
          (Signature)                   (Print or type name)


NOTARY PUBLIC in and for the State of Washington, residing at Seattle. My appointment expires 11/28/96.

STATE OF WASHINGTON )
                    )  ss:
COUNTY OF KING      )

     On this 24th day of February, 1994, before me personally appeared Bob Whitsitt, to me known to be the President of SSI Sports, Inc., the corporation that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and further that said officer has the authority to sign on behalf of said corporation.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.



 /s/ Sarah Furtado                         Sarah Furtado
- --------------------------------        -------------------------------
        (Signature)                            (Print or type name)


NOTARY PUBLIC in and for the State of Washington, residing at King County. My appointment expires 10/21/96.



STATE OF WASHINGTON )
                    )  ss:
COUNTY OF KING      )

     On this 14th day of March, 1994, before me personally appeared Barry Ackerley, to me known to be the Chairman of the Board of SSI Sports, Inc., the corporation that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and further that said officer has the authority to sign on behalf of said corporation.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.



 /s/ Mary Dawn Robertson                Mary Dawn Robertson
- -------------------------------         --------------------------
     (Signature)                           (Print or type name)


NOTARY PUBLIC in and or State of Washington, residing at Seattle.
My appointment expires 1/25/98.